Exhibit 10.1

__________

MINERAL PROPERTY OPTION

AND JOINT VENTURE AGREEMENT

Between:

URANIUM ENERGY CORP.

And:

STRATEGIC RESOURCES INC.

Uranium Energy Corp.
9801 Anderson Mill Road, Suite 230, Austin, Texas, U.S.A., 78750

__________

MINERAL PROPERTY OPTION

AND JOINT VENTURE AGREEMENT

                       THIS MINERAL PROPERTY OPTION AND JOINT VENTURE AGREEMENT is made and dated for reference effective as of the 8th day of June, 2009 as fully executed on this 8th day of June, 2009 (the "Execution Date").

BETWEEN:

URANIUM ENERGY CORP., a company incorporated under the
laws of the State of Nevada, U.S.A., having an address for notice and delivery located at Suite 230, 9801 Anderson Mill Road,
Austin, Texas, U.S.A., 78750

(the "Optionor");

OF THE FIRST PART

AND:

STRATEGIC RESOURCES INC., a company incorporated
under the laws of the Province of Ontario, Canada, and having an address for notice and delivery located at P.O. Box 1216, Regina,
Saskatchewan, Canada, S4P 3B4

(the "Optionee");

OF THE SECOND PART

(the Optionor and the Optionee being hereinafter singularly also referred to as a "Party" and collectively referred to as the
"Parties" as the context so requires).

                       WHEREAS:

A.                    The Optionor is a company incorporated under the laws of Nevada, USA,, has its common shares listed for trading on the NYSE Amex Equities exchange (the "NYSE AMEX"), is subject to the regulatory jurisdiction of the NYSE AMEX and the United States Securities and Exchange Commission and is in the business of seeking and developing mineral resource property interests of merit;

B.                    The Optionee is a company incorporated under the laws of the Province of Ontario, Canada, has its common shares listed for trading on the TSX Venture Exchange (the "TSX-V"), is subject to the regulatory jurisdiction of the TSX-V, the British Columbia Securities Commission and the Alberta Securities Commission and is also in the business of seeking and developing mineral resource property interests of merit;

C.                    The Optionor, through its wholly-owned subsidiary, is the legal and beneficial owner of certain mineral property concession interests which are located in the States of Arizona and New Mexico, U.S.A., and which are better known and described respectively as the "Coyote Ranch" and "Red Basin" properties (collectively, the "Property"); and which mineral property interests comprising the Property are more particularly described in Schedule "A" which is attached hereto and which forms a material part hereof;

D.                    In accordance with the terms and conditions of a certain underlying letter agreement, dated for reference May 5, 2009 (the "Underlying Agreement"), as entered into between the Parties hereto, the Parties therein agreed to enter into a formal option and joint venture agreement whereby the Optionor would grant an option to the Optionee (the "Option") to acquire an undivided fifty or sixty percent (50% or 60%) legal, beneficial and registerable interest in and to the mineral property concession interests comprising the Properties;

E.                    The Parties hereto have agreed to enter into this agreement which formalizes and replaces, in its entirety, the Underlying Agreement, as contemplated by the terms of the Underlying Agreement, and which clarifies their respective duties and obligations in connection with the Option and the development of the mineral property concession interests comprising the Property as a consequence thereof; and

F.                    The Parties hereto understand and agree that this Agreement is subject to the prior approval of the TSX-V;

                       NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

Article 1
DEFINITIONS, SCHEDULE/APPENDIX AND INTERPRETATION

1.1                   Definitions. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:

(a)      "Additional Property" has the meaning ascribed to it in section "5.1" hereinbelow;

(b)      "Agreement" means this Mineral Property Option and Joint Venture Agreement as entered into among the Parties hereto, together with any amendments thereto and any Schedules or Appendices as attached hereto;

(c)      "Arbitration Act" means the Commercial Arbitration Act of the Province of British Columbia, R.S.B.C. 1996, as amended from time to time, as set forth in Article "30" hereinbelow;

(d)      "Area of Common Interest" has the meaning ascribed to it in section "5.1" hereinbelow;

(e)      "Assets" means all tangible and intangible goods, chattels, improvements or items including, without limiting the generality of the foregoing, land, buildings and equipment, but excluding the Property, acquired for or made to the Property, the cost of which is included in the definitions of Expenditures and Costs under this Agreement;

(f)      "Assigning Party" has the meaning ascribed to it in section "18.1" hereinbelow;

(g)      "Bank" has the meaning ascribed to it in section "19.3" hereinbelow;

(h)      "Cash Payment" has the meaning ascribed to it in section "3.2" hereinbelow;

(i)      "Chairman" has the meaning ascribed to it in section "10.1" hereinbelow;

(j)      "Closing" means the Initial Closing and, if the Optionee exercises the Second Option, the Second Closing, which shall include, without limitation, the closing of each of the transactions contemplated hereby under the First Option and, if applicable, the Second Option, which shall occur after the conditions precedent set out in Article "6" hereinbelow have been satisfied in their entirety;

(k)      "Closing Date" means the Initial Closing Date and, if the Optionee exercises the Second Option, the Second Closing Date;

(l)      "Completion Date" means the date on which the Management Committee resolves that the preparing and equipping of a Mine for commercial production in accordance with the Production Notice is complete;

(m)      "Confidential Information" has the meaning ascribed to it in section "29.1" hereinbelow;

(n)      "Construction" means every kind of work or activity carried out or performed during the Construction Period by the Operator to implement a Production Notice and Production Recommendation;

(o)      "Construction Period" means the period beginning on the date a Production Notice is given and ending on the Completion Date;

(p)      "Costs" means all costs and expenses whatsoever, direct or indirect, incurred with respect to Mining Operations and recorded by the Operator in accordance with this Agreement. Without limiting the generality of the foregoing, the following categories of Costs shall have the following meanings:

(i)       "Construction Costs" mean those Costs incurred by the Operator during the Construction Period;

(ii)     "Exploration Costs" means:

(A)       those Costs recorded by the Operator during the Exploration Period and the non-discretionary costs, if any, contemplated in section "15.4" of the Agreement; and

(B)       those deemed Expenditures, if any, of the Parties under the Agreement; and

(iii)     "Production Costs" mean those Costs recorded by the Operator subsequent to the Completion Date;

(q)      "Defaulting Party" and "Non-Defaulting Party" have the meanings ascribed to them in section "31.1" hereinbelow;

(r)      "Defaulting Participant" has the meaning ascribed to it in section "24.2" hereinbelow;

(s)      "Diluted Party" has the meaning ascribed to it in section "15.6" hereinbelow;

(t)      "Disposing Party" has the meaning ascribed to it in section "26.2" hereinbelow;

(u)      "Effective Date" means the date that is the later of the Execution Date or the date that this Agreement is approved by the TSX-V;

(v)      "Escrow Agent" means Lang Michener LLP, Lawyers - Patent & Trade Mark Agents, or such other mutually agreeable escrow agent as may be selected by the Parties hereto either prior to or after the Execution Date and who agrees to be bound by the terms and conditions of this Agreement;

(w)      "Execution Date" means the actual date of execution of this Agreement and any amendment thereto;

(x)      "Expenditures" means all costs, expenses, charges, obligations and liabilities of whatever kind or nature expended, funded or incurred directly or indirectly by the Operator and the Optionee including, without limiting the generality of the foregoing, by any joint venture partner of the Optionee, on or in respect of the Property and in connection with the exploration and development of the Property during the term of the Option and including, again without limiting the generality of the foregoing, any Cash Payments and all monies expended in maintaining the Property in good standing by the doing and filing of assessment work and by the making the tenure payments, within the time periods in which such tenure payments are required to be made, and by expending, funding or incurring all on-site Property costs and including, again without limiting the generality of the foregoing, the costs of prospecting, claim staking, Property payments, taxes, mapping, surveying, permitting, geophysical, geochemical and geological surveys, sampling, assaying, trenching, drilling, geochemical analyses, road building, drill site preparation, drafting, report writing, consultants, metallurgical testing, mining, metallurgical and economic studies, feasibility studies and including, again without limitation, any Feasibility Study, reclamation and all other project expenditures, together with the supervision and management of all work done for the benefit of the Property; provided, however, that the Operator's administrative expenses shall not exceed five percent (5%) of the Exploration and Development expenses incurred directly or indirectly on the Property;

(y)      "Exploration and Development" means, inter alia, all direct and indirect preparation, analysis (and activities incident thereto), administration and filing work and Expenditures conducted and incurred by the Operator and the Optionee on the Property, at their instruction, or on their behalf, or by assignment to another party, for the purpose of determining the existence of Minerals and Product on the Property;

(z)      "Exploration Period" means the period beginning on the Operative Date and ending on the date a Production Notice is given;

(aa)    "Feasibility Study" has the meaning ascribed to it in section "16.3" hereinbelow;

(ab)    "Gross Overriding Royalty" has the meaning ascribed to it and is to be calculated in the manner as set forth in Appendix "I" to this Agreement;

(ac)    "Holding" has the meaning ascribed to it in section "26.2" hereinbelow;

(ad)    "Initial Closing" has the meaning ascribed to it in section "6.1" hereinbelow and includes, without limitation, the closing of each of the transactions contemplated hereby under the Initial Option which shall occur after the conditions precedent set out in Article "6" hereinbelow have been satisfied in their entirety;

(ae)    "Initial Closing Date" has the meaning ascribed to it in section "6.1" hereinbelow;

(af)    "Initial Option" has the meaning ascribed to it in section "3.1" hereinbelow;

(ag)    "Initial Option Period" has the meaning ascribed to it in section "3.1" hereinbelow;

(ah)    "Interest" means an undivided beneficial interest in and to the Property, the Assets and any Mine that may be located on the subject Property;

(ai)    "Joint Operation" has the meaning ascribed to it in section "13.1" hereinbelow;

(aj)    "Management Committee" has the meaning ascribed to it in Article "10" hereinbelow;

(ak)    "Mine" means the workings established and Assets acquired, obtained or constructed, the cost of which is included as Costs under this Agreement, in order to bring the Property into, and maintain, commercial production in accordance with a Production Notice and including, without limiting the generality of the foregoing, mine development openings, plant and service facilities, concentrator and other metallurgical installations, tailings impoundments, infrastructure, housing and other related facilities;

(al)    "Mine Closure Plan" has the meaning ascribed to it in section "23.2" hereinbelow;

(am)    "Mine Maintenance Plan" has the meaning ascribed to it in section "23.1" hereinbelow;

(an)    "Minerals" means any and all ores (and concentrates or metals derived therefrom) of precious, base and industrial minerals, in, on or under the Property which may lawfully be explored for, mined and sold by the parties pursuant to the instruments of title under which the Property is held;

(ao)    "Minimum Expenditure Period" has the meaning ascribed to it in section "3.2" hereinbelow;

(ap)    "Mining Operations" means every kind of work done, or activity performed by the Operator on or in respect of the Property to carry out or complete work contemplated by a Program or a Production Notice, or as otherwise directed by the Management Committee or pursuant to a mandatory program contemplated in section "16.4" of this Agreement and including, without limiting the generality of the foregoing, investigating, prospecting, exploring and developing, property maintenance, preparing reports, estimates and studies, designing, equipping, improving and surveying, Construction and mining, milling, concentrating, rehabilitation, reclamation and environmental protection, and further providing the management and administration necessary to conduct the work or activity aforesaid to the Agreement;

(aq)    "NYSE AMEX" means the NYSE Amex Equities exchange, or any successor company or entity, however formed, whether as a result of merger, amalgamation or other action;

(ar)    "Operating Year" means, unless the Management Committee approves any other period, a calendar year, except that the first Operating Year shall comprise the period from the Completion Date to the end of that calendar year;

(as)    "Operative Date" means the date upon which the Optionee is deemed to have exercised its Initial Option as contemplated in the Agreement;

(at)    "Operator" means, initially, the Optionee, together with that person, company or companies acting as such pursuant to this Agreement, and otherwise shall be such party or parties as is determined by the Management Committee from time to time;

(au)    "Option" has the meaning ascribed to it in recital "D" hereinabove as effected in the manner as set forth in Article "3" hereinbelow;

(av)    "Optionee" means Strategic Resources Inc., a company incorporated under the laws of the Province of Ontario, Canada, or any successor company, however formed, whether as a result of merger, amalgamation or other action;

(aw)    "Optionor" means Uranium Energy Corp., a company incorporated under the laws of State of Nevada, U.S.A., or any successor company, however formed, whether as a result of merger, amalgamation or other action;

(ax)    "Option Period" has the meaning ascribed to it in section "3.1" hereinbelow;

(ay)    "Participant" means a Party that is contributing, or entitled to contribute, funding for Exploration Costs, Construction Costs or Production Costs, as the case may be, under this Agreement;

(az)    "Party" or "Parties" means each of the Optionor and/or the Optionee hereto and their respective successors and permitted assigns as the context so requires;

(ba)    "person" or "persons" means an individual, corporation, partnership, party, trust, fund, association and any other organized group of persons and the personal or other legal representative of a person to whom the context can apply according to law;

(bb)    "Preliminary Assessments" has the meaning attributed to it in section "16.1" of the Agreement;

(bc)    "Prime Rate" means the weighted average of the rates of interest for the period of calculation as stated by the Royal Bank of Canada, Main Office, Vancouver, British Columbia, as being charged by it on U.S. dollar demand loans to its most creditworthy domestic commercial customers;

(bd)    "Product" means all ores, metals and minerals and including, without limitation, precious gems, mined or extracted from the Property or any portion thereof and any concentrates produced therefrom;

(be)    "Production Notice" has the meaning ascribed to it in section "17.5" hereinbelow;

(bf)    "Production Recommendation" has the meaning ascribed to it in section "17.2" hereinbelow;

(bg)    "Programs" means plans, including budgets, for every kind of work done or in respect of the Property by or under the direction of or on behalf of or for the benefit of a Party, and, without limiting the generality of the foregoing, includes Exploration and Development work, assessment work, geophysical, geochemical and geological surveying, studies and mapping, investigating, drilling, designing, examining, equipping, improving, surveying, shaft sinking, raising, cross-cutting and drifting, searching for, digging, trucking, sampling, working and procuring Product, surveying and bringing any mineral claims to lease or patent, reporting and all other work usually considered to be prospecting, exploration, development and mining work. Upon the exercise by the Optionee of the within Option Programs also, without limiting the generality of the foregoing, include Mining Operations;

(bh)    "Property" has the meaning ascribed to it in recital "C" hereinabove; and which mineral property concession interests comprising the Property are particularly described in Schedule "A" which is attached hereto together with any other claim or property interests of the Parties hereto which are incorporated into the Property by the terms of this Agreement and including, without limitation, any Additional Property; such mineral property interests being subject to any and all royalties payable to the State of Arizona or the State of New Mexico, as applicable, as in effect from time to time;

(bi)    "Property Documentation" means any and all technical records and other factual engineering data and information relating to the mineral interests comprising the Property and including, without limitation, all plans, maps, agreements and records which are in the possession or control of any Party hereto;

(bj)    "Property Rights" means all mineral licenses and all prioritized and protocoled applications for exploration licenses, permits, easements, rights-of-way, certificates, exclusive prospecting orders and other approvals obtained by either of the Parties either before or after the Execution Date of this Agreement and necessary for the exploration and development of any of the mineral interests comprising the Property;

(bk)    "Proportionate Share" means that share which is equal to a Party's percentage Interest;

(bl)    "Regulatory Approval", if required, means the final acceptance for filing of the transactions contemplated by this Agreement by the Regulatory Authorities;

(bm)    "Regulatory Authorities" means the NYSE AMEX, the TSX-V and such other regulatory bodies and agencies who have jurisdiction over the affairs of any of the Parties hereto and including, without limitation, all Regulatory Authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated by this Agreement;

(bn)    "Royalty Holder" has the meaning ascribed to it in section "18.2" hereinbelow;

(bo)    "Second Closing" has the meaning ascribed to it in section "6.1" hereinbelow and includes, without limitation, the closing of each of the transactions contemplated hereby under the Second Option which shall occur after the conditions precedent set out in Article "6" hereinbelow have been satisfied in their entirety;

(bp)    "Second Closing Date" has the meaning ascribed to it in section "6.1" hereinbelow;

(bq)    "Second Option" has the meaning ascribed to it in section "3.1" hereinbelow;

(br)    "Second Option Period" has the meaning ascribed to it in section "3.1" hereinbelow;

(bs)    "Shares" has the meaning ascribed to it in section "3.2" hereinbelow;

(bt)    "subsidiary" means any company or companies of which more than fifty percent (50%) of the outstanding shares carrying votes at all times (provided that the ownership of such shares confers the right at all times to elect at least a majority of the board of directors of such company or companies) are for the time being owned by or held for a company and/or any other company in like relation to the company, and includes any company in like relation to the subsidiary;

(bu)    "Third Party Option" has the meaning ascribed to it in section "26.8" hereinbelow;

(bv)    "Transfer Documents" has the meaning ascribed to it in section "7.2" hereinbelow;

(bw)    "TSX-V" means the TSX Venture Exchange Inc., or any successor company or entity, however formed, whether as a result of merger, amalgamation or other action;

(bx)    "Underlying Agreement" has the meaning ascribed to it in recital "C." hereinabove; and

(by)    "Withdrawing Party" has the meaning ascribed to it in section "25.2" hereinbelow.

1.2                   Schedule/Appendix. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following shall represent the Schedule and Appendix which are attached to this Agreement and which form a material part hereof:

Attachment Schedule "A": Appendix "I":	Description of Attachment Property description; and Gross Overriding Royalty.

1.3                   Interpretation. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;

(b)      the headings are for convenience only and do not form a part of this Agreement nor are they intended to interpret, define or limit the scope or extent of this or any provision of this Agreement;

(c)      any reference to an entity shall include and shall be deemed to be a reference to any entity that is a permitted successor to such entity; and

(d)      words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa.

Article 2
REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1                   General representations, warranties and covenants by the Optionor. In order to induce the Optionee to enter into and consummate this Agreement, the Optionor hereby represents to, warrants to and covenants with the Optionee, with the intent that the Optionee will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that (and for the purposes of the following representations, warranties and covenants "Optionor" shall mean the Optionor:

(a) the Optionor is a corporation duly incorporated under the laws of the State of Nevada, U.S.A., is validly existing and is in good standing with respect to all statutory filings required by the State laws of Nevada;

(b)      the Optionor is qualified to do business in those jurisdictions where it is necessary to fulfill the Optionor's obligations under this Agreement, and the Optionor has the full power and authority to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c)      the Optionor has the requisite power, authority and capacity to fulfill the Optionor's obligations under this Agreement;

(d)      the execution and delivery of this Agreement and the agreements contemplated hereby have been duly authorized by all necessary action on the Optionor's part;

(e)      this Agreement constitutes a legal, valid and binding obligation of the Optionor enforceable against each of the Optionor in accordance with its terms, except as enforcement may be limited by laws of general application affecting the rights of creditors;

(f)      prior to the Closing the Optionor will have obtained all authorizations, approvals, including Regulatory Approval, or waivers that may be necessary in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by the Optionor who will be in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any Regulatory Authority to which either the Optionor or any of the mineral interests comprising the Property may be subject;

(g)      there are no other consents, approvals or conditions precedent to the performance of this Agreement which have not been obtained;

(h)      the Optionor is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which the Optionor is subject or which apply to the Optionor;

(i)      no proceedings are pending for, and the Optionor is unaware of, any basis for the institution of any proceedings leading to the dissolution or winding-up of the Optionor or the placing of the Optionor in bankruptcy or subject to any other laws governing the affairs of insolvent persons;

(j)      there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or, to the best of the knowledge, information and belief of the Optionor, after making due inquiry, threatened against or affecting the Optionor at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency;

(k)      the Optionor has not received, nor has the Optionor requested or does the Optionor require to receive, any offering memorandum or similar document describing the business and affairs of the Optionee in order to assist the Optionor in entering into this Agreement and in consummating the transactions contemplated herein;

(l)      the Optionor is resident in the jurisdiction as set forth on the front page of this Agreement, and that all negotiations and other acts in furtherance of the execution and delivery of this Agreement by the Optionor in connection with the transactions contemplated herein have taken place and will take place solely in such jurisdiction or in the state of Texas as the case may be;

(m)      the Optionor has not retained, employed or introduced any broker, finder or other person who would be entitled to a brokerage commission or finder's fee arising out of the transactions contemplated hereby;

(n)      the Optionor is not, nor until or at the Closing Date will the Optionor be, in breach of any provision or condition of, nor has the Optionor done or omitted to do anything that, with or without the giving of notice or lapse or both, would constitute a breach of any provision or condition of, or give rise to any right to terminate or cancel or accelerate the maturity of any payment under, any deed of trust, contract, certificate, consent, permit, license or other instrument to which the Optionor is a party, by which the Optionor is bound or from which the Optionor derives benefit, any judgment, decree, order, rule or regulation of any court or governmental authority to which the Optionor is subject, or any statute or regulation applicable to the Optionor, to an extent that, in the aggregate, has a material adverse affect on the Optionor or on any of the mineral property concession interests comprising the Property;

(o)      the Optionor will give to the Optionee, within at least five calendar days prior to the Closing Date, by written notice, particulars of:

(i)      each occurrence within the Optionor's knowledge after the Execution Date of this Agreement that, if it had occurred before the Execution Date, would have been contrary to any of the Optionor's representations or warranties contained herein; and

(ii)     each occurrence or omission within the Optionor's knowledge after the Execution Date that constitutes a breach of any of the Optionor's covenants contained in this Agreement;

(p)      the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

(i)      conflict with or result in a breach of or violate any of the terms, conditions or provisions of the incorporation documents of the Optionor;

(ii)     conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which the Optionor is subject, or constitute or result in a default under any agreement, contract or commitment to which the Optionor is a party;

(ii)     give to any party the right of termination, cancellation or acceleration in or with respect to any agreement, contract or commitment to which the Optionor is a party;

(iv)     give to any government or governmental authority, or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to the Optionor which is necessary or desirable in connection with the conduct and operations of the Optionor's business and the ownership or leasing of the Optionor's business assets; or

(v)     constitute a default by the Optionor, or any event which, with the giving of notice or lapse of time or both, might constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness of the Optionor which would give any party to that agreement, contract, indenture or other instrument the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture or other instrument;

(q)      neither this Agreement nor any other document, certificate or statement furnished to the Optionee by or on behalf of the Optionor in connection with the transactions contemplated hereby knowingly or negligently contains any untrue or incomplete statement of material fact or omits to state a material fact necessary in order to make the statements therein not misleading; and

(r)      the Optionor is not aware of any fact or circumstance which has not been disclosed to the Optionee which should be disclosed in order to prevent the representations, warranties and covenants contained in this section from being misleading or which would likely affect the decision of the Optionee to enter into this Agreement.

2.2                   Representations, warranties and covenants by the Optionor respecting the Property. In order to induce the Optionee to enter into and consummate this Agreement, the Optionor hereby also represents to, warrants to and covenants with the Optionee, with the intent that the Optionee will also rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of the Optionor, after having made due inquiry (and for the purposes of the following representations, warranties and covenants "Optionor" shall mean the Optionor:

(a)      the Optionor is the legal and beneficial owner of all of the mineral property concession interests comprising the Property; the particulars of which mineral property concession interests comprising the Property being more particularly described in Schedule "A" which is attached hereto;

(b)      the Optionor is authorized to hold the right to explore and develop each of the mineral property concession interests comprising the Property and all Property Rights held by the Optionor in and to the mineral property concession interests comprising the Property;

(c)      the Optionor holds all of the mineral property concession interests comprising the Property free and clear of all liens, charges and claims of others;

(d)      no other person, firm or corporation has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming an agreement, for the purchase from the Optionor of any interest in and to any of the mineral property concession interests comprising the Property;

(e)      the mineral property concession interests comprising the Property have been duly and validly located and recorded in a good and minerlike manner pursuant to applicable mining laws;

(f)      all permits and licenses covering the mineral property concession interests comprising the Property have been duly and validly issued pursuant to applicable mining laws and are in good standing by the proper doing and filing of assessment work and the payment of all fees, taxes and rentals in accordance with the requirements of applicable mining laws and the performance of all other actions necessary in that regard;

(g)      where appropriate, the Optionor has insured the mineral property concession interests comprising the Property against loss or damage on a replacement cost basis;

(h)      all conditions on and relating to the mineral property concession interests comprising the Property and the operations conducted thereon by or on behalf of the Optionor are in compliance with all applicable laws, regulations or orders and including, without limitation, all laws relating to environmental matters, waste disposal and storage and reclamation;

(i)      there are no outstanding orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to any of the mineral property concession interests comprising the Property and the conduct of the operations related thereto, nor has the Optionor received any notice of same;

(j)      there is no adverse claim or challenge against or to the ownership of or title to any of the mineral property concession interests comprising the Property or which may impede the development of any of the mineral property concession interests comprising the Property, nor, to the best of the knowledge, information and belief of the Optionor, after having made due inquiry, is there any basis for any potential claim or challenge, and, to the best of the knowledge, information and belief of the Optionor, after having made due inquiry, no person has any royalty, net profits or other interests whatsoever in any production from any of the mineral property concession interests comprising the Property;

(k)      there are no actions, suits, proceedings or investigations (whether or not purportedly against or on behalf of the Optionor), pending or threatened, which may affect, without limitation, the right of the Optionor to transfer any interest in and to the mineral property concession interests comprising the Property to the Optionee at law or in equity, or before or by any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and, without limitation, there are no claims or potential claims under any relevant family relations legislation or other equivalent legislation affecting any of the mineral property concession interests comprising the Property. In addition, the Optionor is not now aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

(l)      the Optionor has delivered to the Optionee all Property Documentation in the Optionor's possession or control relating to the mineral property concession interests comprising the Property together with copies of all permits, permit applications and applications for exploration and exploitation rights respecting any of the mineral property concession interests comprising the Property; and

(m)      the Optionor is not aware of any fact or circumstance which has not been disclosed to the Optionee which should be disclosed in order to prevent the representations and warranties contained in this section from being misleading or which would likely affect the decision of the Optionee to enter into this Agreement.

2.3                   Continuity of the representations, warranties and covenants by the Optionor. The representations, warranties and covenants by the Optionor contained in this Article "2", or in any certificates or documents delivered pursuant to the provisions of this Agreement or in connection with the transactions contemplated hereby, will be true at and as of the Closing Date as though such representations, warranties and covenants were made at and as of such time. Notwithstanding any investigations or inquiries made by the Optionee or by the Optionee's professional advisors prior to the Closing Date, or the waiver of any condition by the Optionee, the representations, warranties and covenants of the Optionor contained in this Article "2" shall survive the Closing Date and shall continue in full force and effect for a period of one year from the Closing Date; provided, however, that the Optionor shall not be responsible for the breach of any representation, warranty or covenant of the Optionor contained herein caused by any act or omission of the Optionee prior to the Execution Date hereof of which the Optionor was unaware or as a result of any action taken by the Optionee after the Execution Date. In the event that any of the said representations, warranties or covenants are found by a court of competent jurisdiction to be incorrect and such incorrectness results in any loss or damage sustained directly or indirectly by the Optionee, then the Optionor will pay the amount of such loss or damage to the Optionee within 30 calendar days of receiving notice of judgment therefor; provided, however, that the Optionee will not be entitled to make any claim unless the loss or damage suffered may exceed the amount of U.S. $1,000.

2.4                   Warranties, representations and covenants by the Optionee. In order to induce the Optionor to enter into and consummate this Agreement, the Optionee hereby warrants to, represents to and covenants with the Optionor, with the intent that the Optionor will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that (and for the purposes of the following representations, warranties and covenants "Optionee" shall mean the Optionee and any subsidiary of the Optionee, as the case may, and as the context so requires):

(a)      the Optionee is a corporation duly incorporated under the laws of the Province of Ontario, Canada, is validly existing and is in good standing with respect to all statutory filings required by the laws of the Province of Ontario, Canada, and all other applicable jurisdictions;

(b)      the Optionee is qualified to do business in those jurisdictions where it is necessary to fulfill the Optionee's obligations under this Agreement, and the Optionee has the full power and authority to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c)      the execution and delivery of this Agreement and the agreements contemplated hereby has been duly authorized by all necessary corporate action on the Optionee's part;

(d)      prior to the Closing the Optionee will have obtained all authorizations, approvals, including Regulatory Approval, or waivers that may be necessary in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by the Optionee who will be in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any Regulatory Authority to which the Optionee may be subject;

(e)      there are no other consents, approvals or conditions precedent to the performance of this Agreement which have not been obtained;

(f)      this Agreement constitutes a legal, valid and binding obligation of the Optionee enforceable against the Optionee in accordance with its terms, except as enforcement may be limited by laws of general application affecting the rights of creditors;

(g)      no proceedings are pending for, and the Optionee is unaware of, any basis for the institution of any proceedings leading to the dissolution or winding up of the Optionee or the placing of the Optionee in bankruptcy or subject to any other laws governing the affairs of insolvent companies;

(h)      there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or, to the best of the knowledge, information and belief of the Optionee, after making due inquiry, threatened against or affecting the Optionee at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency;

(i)      the Optionee is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which the Optionee is subject or which apply to the Optionee;

(j)      the Optionee will employ due diligence and best efforts to raise the funds necessary to incur the necessary Expenditures and conduct Exploration and Development on the Property and to obtain Regulatory Approval as required by this Agreement;

(k)      the Optionee will do all work on the Property in a good and minerlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority;

(l)      the Optionee is not in breach of any provision or condition of, nor has the Optionee done or omitted anything that, with or without the giving of notice or lapse or both, would constitute a breach of any provision or condition of, or give rise to any right to terminate or cancel or accelerate the maturity of any payment under, any deed of trust, contract, certificate, consent, permit, license or other instrument to which the Optionee is a party, by which the Optionee is bound or from which the Optionee derives benefit, any judgment, decree, order, rule or regulation of any court or governmental authority to which the Optionee is subject, or any statute or regulation applicable to the Optionee, to an extent that, in the aggregate, has a material adverse affect on the Optionee;

(m)      the Optionee will give to the Optionor, within at least five calendar days prior to the Closing Date, by written notice, particulars of:

(i)      each occurrence within the Optionee's knowledge after the Execution Date of this Agreement that, if it had occurred before the Execution Date, would have been contrary to any of the Optionee's representations or warranties contained herein; and

(ii)     each occurrence or omission within the Optionee's knowledge after the Execution Date that constitutes a breach of any of the Optionee's covenants contained in this Agreement;

(n)      the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

(i)      conflict with or result in a breach of or violate any of the terms, conditions or provisions of the incorporation documents of the Optionee;

(ii)     conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which the Optionee is subject, or constitute or result in a default under any agreement, contract or commitment to which the Optionee is a party;

(iii)    give to any party the right of termination, cancellation or acceleration in or with respect to any agreement, contract or commitment to which the Optionee is a party;

(iv)     give to any government or governmental authority, or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to the Optionee which is necessary or desirable in connection with the conduct and operations of the Optionee's business and the ownership or leasing of the Optionee's business assets; or

(v)      constitute a default by the Optionee or any event which, with the giving of notice or lapse of time or both, might constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness of the Optionee which would give any party to that agreement, contract, indenture or other instrument the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture or other instrument;

(o)      neither this Agreement nor any other document, certificate or statement furnished to the Optionor by or on behalf of the Optionee in connection with the transactions contemplated hereby knowingly or negligently contains any untrue or incomplete statement of material fact or omits to state a material fact necessary in order to make the statements therein not misleading; and

(p)      the Optionee is not aware of any fact or circumstance which has not been disclosed to the Optionor which should be disclosed in order to prevent the representations, warranties and covenants contained in this section from being misleading or which would likely affect the decision of the Optionor to enter into this Agreement.

2.5                   Continuity of the representations, warranties and covenants by the Optionee. The representations, warranties and covenants of the Optionee contained in this Article "2", or in any certificates or documents delivered pursuant to the provisions of this Agreement or in connection with the transactions contemplated hereby, will be true at and as of the Closing Date as though such representations, warranties and covenants were made at and as of such time. Notwithstanding any investigations or inquiries made by the Optionor or by the Optionor's professional advisors prior to the Closing Date, or the waiver of any condition by the Optionor, the representations, warranties and covenants of the Optionee contained in this Article "2" shall survive the Closing Date and shall continue in full force and effect for a period of one year from the Closing Date; provided, however, that the Optionee shall not be responsible for the breach of any representation, warranty or covenant of the Optionee contained herein caused by any act or omission of the Optionor prior to the Execution Date hereof of which the Optionee was unaware or as a result of any action taken by the Optionor after the Execution Date. In the event that any of the said representations, warranties or covenants are found by a court of competent jurisdiction to be incorrect and such incorrectness results in any loss or damage sustained directly or indirectly by the Optionor, then the Optionee will pay the amount of such loss or damage to the Optionor within 30 calendar days of receiving notice of judgment therefor; provided, however, that the Optionor will not be entitled to make any claim unless the loss or damage suffered may exceed the amount of U.S. $1,000.

Article 3
GRANT AND MAINTENANCE OF THE OPTION

3.1                   Grant of the Option and exclusivity. Subject to the terms and conditions hereof and based upon the representations, warranties and covenants contained in Article "2" hereinabove and the prior satisfaction of the conditions precedent which are set forth in Article "6" hereinbelow, the Optionor hereby agrees to give and grant to the Optionee, the sole and exclusive right and option to acquire an initial and undivided fifty percent (50%) legal, beneficial and registerable interest in and to the mineral property concession interests comprising the Property (the "Initial Option") and a subsequent and additional ten percent (10%) legal, beneficial and registerable interest in and to the mineral property concession interests comprising the Property (the "Second Option", together with the Initial Option, collectively, the "Option") and, in order to maintain the Option in good standing and in full force and effect, the Optionee may exercise the Initial Option on or before the Initial Closing Date (which period in time from the Effective Date of this Agreement to the Initial Closing Date being hereinafter referred to as the "Initial Option Period") and may exercise the Second Option within 30 days of exercising the Initial Option (such date being the "Second Closing Date" and such 30-day period being the "Second Option Period", and the Initial Option Period and the Second Option Period, together, being the "Option Period") for each of the Cash Payment (as hereinafter determined), the Share issuances (as hereinafter determined), the minimum cumulative Expenditures (as hereinafter determined) and the maintenance payments to be paid, issued and incurred in accordance with sections "3.2" and "3.3" hereinbelow. In consideration of the grant of the within Option and the corresponding agreement by the Optionee to use its best efforts in completing the same, the Optionor does hereby undertake for the Optionor, together with each of the Optionor's agents and advisors, that they will not until the earlier of 30 calendar days following the Initial Closing Date or the termination of this Agreement approach other potential optionees, make, invite, entertain or accept any offer for the sale of any of the mineral property concession interests comprising the Property (except for any of the Optionor's Interest in and to the Property which may the subject of Article "26" hereinbelow), or disclose any of the terms of this Agreement, without the Optionee's prior written consent.

3.2                   Consideration for and maintenance of the Initial Option. In order to keep the right and Initial Option granted to the Optionee in respect of the Property in good standing and in force and effect during the Initial Option Period the Optionee shall be obligated to pay, incur and issue the following Cash Payment (as hereinafter determined), the Share issuances (as hereinafter determined), the minimum cumulative Expenditures (as hereinafter determined) and the maintenance payments to and for the order of the Optionor and the mineral interests comprising the Property in the following manner:

(a)      Cash Payment: upon Execution Date of this Agreement, pay to the order and direction of the Optionor the cash payment of U.S. $7,500 (the "Cash Payment");

(b)      Share issuances: issue to the order and direction of the Optionor an aggregate of 2,500,000 fully paid and non-assessable common shares in the capital of the Optionee (each a "Share"), at a deemed issuance price of Cdn. $0.10 per Share, in the following manner:

(i)      an initial 500,000 of the Shares upon the Effective Date;

(ii)     a further 500,000 of the Shares within five calendar days from the first anniversary date of the Effective Date;

(iii)    a further 500,000 of the Shares within five calendar days from the second anniversary date of the Effective Date;

(iv)     a further 500,000 of the Shares within five calendar days from the third anniversary date of the Effective Date; and

(v)      a further 500,000 of the Shares within five calendar days from the fourth anniversary date of the Effective Date;

(c)      Expenditure commitments: provide funding for or expend, in accordance with the terms and conditions of this Agreement, minimum cumulative Expenditures for Exploration and Development work on any of the mineral property concession interests comprising the Property of an aggregate of at least U.S. $825,000 within five years from the Effective Date hereof (which period in time from the Effective Date to the end of five years from the Effective Date being hereinafter referred to as the "Minimum Expenditure Period") in the following manner:

(i)      no less an initial U.S. $25,000 of the Expenditures for Exploration and Development work shall be expended, or cause to be expended, by the Optionee on any of the mineral property concession interests comprising the Property within one year from the Effective Date;

(ii)     no less an additional U.S. $200,000 of the Expenditures for Exploration and Development work shall be expended, or cause to be expended, by the Optionee on any of the mineral property concession interests comprising the Property within two years from the Effective Date;

(iii)    no less an additional U.S. $200,000 of the Expenditures for Exploration and Development work shall be expended, or cause to be expended, by the Optionee on any of the mineral property concession interests comprising the Property within three years from the Effective Date;

(iv)     no less an additional U.S. $200,000 of the Expenditures for Exploration and Development work shall be expended, or cause to be expended, by the Optionee on any of the mineral property concession interests comprising the Property within four years from the Effective Date; and

(v)      no less a final U.S. $200,000 of the Expenditures for Exploration and Development work shall be expended, or cause to be expended, by the Optionee on any of the mineral property concession interests comprising the Property within five years from the Effective Date;

provided, however, that: (A) any Expenditures for Exploration and Development work expended in any year in excess of the minimum Expenditures required under this paragraph "3.2(c)" shall be fully credited against the Expenditures for Exploration and Development work the Optionor is required to expend in a subsequent year herein such that total minimum cumulative Expenditures for Exploration and Development work of at least U.S. $825,000 must be expended, or cause to be expended, by the Optionee on any of the mineral property concession interests comprising the Property prior to the termination of the Minimum Expenditure Period; and

(d)      Maintenance payments: pay, or cause to be paid, to or on the Optionor's behalf as the Optionee may determine, in the Optionee's sole and absolute discretion, all underlying option, regulatory and governmental payments, royalties and assessment work required to keep the mineral property concession interests comprising the Property in good standing during the term of this Agreement.

3.3                   Exercise of Second Option. Within 30 calendar days of exercising the Initial Option in accordance with section "3.2" above (that is, during the Second Option Period), the Optionee may exercise its Second Option for an additional ten percent (10%) interest in and to the mineral property concession interests comprising the Property (taking its total interest therein to sixty percent (60%)) by issuing a further 1,000,000 of the Shares, at a deemed issuance price of Cdn. $0.10 per Share, to the order and direction of the Optionor.

3.4                   Resale restrictions. The Optionor hereby acknowledges and agrees that the Optionee makes no representations as to any resale or other restriction affecting the Shares, and that it is presently contemplated that the Shares will be issued by the Optionee to the Optionor in reliance upon the registration exemptions contained in Rule 506 of the United States Securities Act of 1933, as amended, and upon registration and prospectus exemptions contained in applicable Canadian securities laws. As such, the Parties hereto acknowledge that the Shares may be subject to certain U.S. and/or Canadian resale restrictions.

Article 4
TERMINATION OR EXERCISE OF THE OPTION AND JOINT VENTURE

4.1                   Termination of the Option. In the event that either:

(a)      the Optionee fails to make any of the required Share issuances to the order and direction of the Optionor in accordance with paragraph "3.2(b)" hereinabove within the time periods specified in paragraph "3.2(b)"; or

(b)      the Optionee fails to make, or cause to be made, any of the required minimum cumulative Expenditures for Exploration and Development work in connection with any of the mineral property concession interests comprising the Property in accordance with paragraph "3.2(c)" hereinabove within the time periods specified in paragraph "3.2(c)" and prior to the termination of the Minimum Expenditure Period; or

(c)      the Optionee fails to pay, or cause to be paid, to or on the Optionor's behalf as the Optionee may determine, in the Optionee's sole and absolute discretion, all underlying option, regulatory and governmental payments and assessment work required to keep the mineral property concession interests comprising the Property in good standing in accordance with paragraph "3.2(d)" hereinabove;

then, and only upon the Optionor first providing the Optionee with at least 90-calendar days' prior written notice of its determination of the occurrence of any such event and the Optionee, thereupon, either failing to cure or choosing not to cure any such event, the Option will then terminate at the end of such 90-calendar day period.

4.2                   Termination by the Optionee of the Option. Prior to the exercise of the Option the Optionee may terminate the Option by providing a notice of termination to the Optionor in writing of its desire to do so at least 90 calendar days prior to its decision to do so. After such 90 calendar days' period the Optionee shall have no further obligations, financial or otherwise, under this Agreement, except as otherwise specified herein, including that the provisions of section "4.4" hereinbelow shall become immediately applicable to the Optionee upon providing the said notice of termination to the Optionor.

4.3                   No interest in the Property upon termination of the Option. If the Option is so terminated in accordance with either of sections "4.1" or "4.2" hereinabove the Optionee shall have no interest in and to any of the mineral property concession interests comprising the Property, and all prior Cash Payment, Share issuances, minimum cumulative Expenditures and maintenance payments made, or caused to be made, or incurred by the Optionee to or on behalf of the Optionor or any of the mineral property concession interests comprising the Property under this Agreement, shall then be non-refundable by the Optionor to the Optionee for which the Optionee shall have no recourse, and the provisions of section "4.4" hereinbelow shall become immediately applicable to the Optionee.

4.4                   Obligations on termination of the Option. If the Option is terminated otherwise than upon the exercise thereof pursuant to this Article, then the Optionee shall:

(a)      leave in good standing for a period of at least 90 calendar days from the termination of the Option those mineral property concession interests comprising the Property that are in good standing on the date thereof;

(b)      cause to be delivered to the Optionor the Transfer Documents and a bill of sale in recordable form whereby the Optionee's entire right, title and interest in and to the mineral property concession interests comprising the Property has been transferred to the Optionor free and clear of all liens or charges arising from the Optionee's activities on the mineral property concession interests comprising the Property to the date thereof; and

(c)      deliver at no cost to the Optionor within 90 calendar days of such termination copies of all reports, maps, assay results and other relevant technical data compiled by or in the possession of the Optionee with respect to the mineral property concession interests comprising the Property and not theretofore already furnished to the Optionor.

4.5                   Deemed exercise of the Option. At such time as the Optionee has made each of the required Cash Payment, Share issuances, minimum cumulative Expenditures and maintenance payments in accordance with section "3.2" and, if applicable, section "3.3" hereinabove, within the Option Period and the time periods as specified in section "3.2" and, if applicable, section "3.3" hereinabove, then the Option shall be deemed to have been exercised by the Optionee, and the Optionee shall have thereby, in accordance with the terms and conditions of this Agreement and without any further act required on its behalf, acquired an undivided fifty or sixty percent (50% or 60%), as applicable, legal, beneficial and registerable interest in and to the mineral property concession interests comprising the Property.

4.6                   Joint venture upon exercise of the Option. Upon the exercise by the Optionee of the within Option in accordance with the terms of this Agreement, Articles "13" to "25" hereinbelow shall apply.

Article 5
RIGHT OF FIRST REFUSAL AND OTHER MATTERS

5.1                   Right of first refusal with respect to Area of Common Interest.

(a)      If at any time during the Initial Option Period or thereafter while the joint venture provisions of this Agreement remain in force and effect, the Optionee, directly or indirectly, has the opportunity to stake or otherwise acquires any mineral interest or right of any nature whatsoever (i) located wholly or in part within the five mile area outside of the outermost boundaries of the Property as constituted from time to time or (ii) wheresoever located if such mineral interest or right of any nature is located on property covered by the Optionor's regional database within the States of New Mexico and Arizona to which Optionee has had access (collectively, the "Area of Common Interest"), the Optionee shall notify the Optionor in writing of that opportunity without undue delay, including the terms on which the mineral interest or right of any nature whatsoever is able to be acquired and an assessment of the likely benefits of the acquisition. The Optionee may stake a mineral interest in its own name if the Optionee believes it is necessary to do so in order to preserve the opportunity to acquire such mineral interest. In such event the Optionee will be staking the mineral claim subject to the rights of the Optionor under this section and, if a favourable decision is made pursuant to paragraph "5.1(b)" hereinbelow, such mineral claim shall become subject to this Agreement and form part of the Property on the basis contemplated by paragraph "5.1(b)".

(b)      The Optionor shall, within 60 calendar days from the date that the notice is given by the Optionee, decide whether the relevant mineral claim should become subject to the terms of this Agreement. If a favourable decision is made the Parties shall use reasonable endeavours to acquire or stake such mineral rights or interest of any nature whatsoever which shall become subject to this Agreement and form part of the Property (the "Additional Property"). If it is determined to stake or otherwise acquire the mineral interest or right of any nature whatsoever, the costs associated with staking or acquiring the Additional Property (i) shall be borne in their entirety by the Optionee at any time prior to the exercise of the Initial Option (which costs shall be reimbursed to the Optionee by the Optionor if Optionee exercises the Initial Option (such costs will be reimbursed fifty percent (50%) if the Optionee exercises the First Option only and will be reimbursed forty percent (40%) if the Optionee exercises the First and Second Options) and (ii) shall be joint venture costs which shall be Exploration Costs if the acquisition occurs during the Exploration Period, Construction Costs if the acquisition occurs during the Construction Period and Production Costs if the acquisition occurs subsequent to the Completion Date.

(c)      If the Optionor decides that the relevant mineral claim should not become Additional Property under this Agreement pursuant to paragraph "5.1(b)", the Optionee may itself acquire or stake such mineral claim on terms not more favourable to the Optionee than those specified in the notice referred to in paragraph "5.1(a)" within three months of the giving of such notice.

(d)      The Optionee understands and agrees that, should the Optionee not exercise the Initial Option, upon expiration of the Initial Option Period, the Optionee shall have no interest whatsoever in the Additional Property and the Optionee shall take all actions to transfer any claims or interest it may have in such Additional Property to the Optionor at the sole cost and expense of the Optionee, and Optionor shall have no obligation whatsoever to reimburse the Optionee for any costs or expenses incurred by Optionee with respect to such Additional Property.

(e)      In addition to the provisions above, the Optionee understands and agrees that, upon expiration or termination of this Agreement for any reason, the Optionee may not stake or otherwise acquire any mineral interest or right of any nature whatsoever within the Area of Common Interest within ten years from the expiration or termination of this Agreement.

5.2                   Gross overriding royalty interest. If at any time during the Initial Option Period or thereafter while the joint venture provisions of this Agreement remain in force and effect, the Optionee acquires any additional property interest or mineral claim interest whatsoever in the Area of Common Interest, then, in addition to Optionor's right of first refusal as set forth in section "5.1" above, the Optionor shall maintain a three percent (3%) Gross Overriding Royalty interest in respect of all revenues generated by Optionee from any property within the Area of Common Interest.

5.3                   Back-in rights. Effective as of the third anniversary of the Effective Date of this Agreement, the Optionor shall have the "back-in" right to acquire an undivided eighty percent (80%) beneficial and legal interest in the Property by paying the following to the Optionee:

(a)      3.0 times the Expenditures for Exploration and Development actually paid by the Optionee;

(b)      2.5 times the Cash Payment actually paid by the Optionee; and

(c)      2.0 times the value of the Shares actually issued to the Optionor by the Optionee, based on the deemed price of such Shares at the time of payment by the Optionor to the Optionee pursuant to this section "5.3".

Upon exercise of this "back-in" right, the Optionor will have an eighty percent (80%) interest in the Property and the Optionee will have a twenty percent (20%) Interest of the Property and the joint venture provisions of this Agreement will apply based on such proportional interests of the Parties.

Article 6
CLOSING AND EVENTS OF CLOSING UNDER THE OPTION

6.1                   Closing and Closing Date.

(a)      Subject to the prior and due and complete exercise of by the Optionee of the Initial Option in accordance with Article "3" hereinabove, the closing (the "Initial Closing") of the within purchase and delivery of an undivided fifty percent (50%) interest in and to the mineral property concession interests comprising the Property, as contemplated in the manner as set forth in Article "3" hereinabove, together with all of the transactions contemplated by this Agreement, shall occur on the day which is five calendar days following the due and complete exercise of the Initial Option by the Optionee in accordance with Article "3" hereinabove (the "Initial Closing Date"), or on such earlier or later Initial Closing Date as may be agreed to in advance and in writing by each of the Parties hereto, and will be closed at the offices of the Lang Michener LLP (herein the "Escrow Agent"), at 1500 Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia, Canada, V6E 4N7, at 2:00 p.m. (Vancouver time) on the Initial Closing Date.

(b)      Subject to the prior and due and complete exercise of by the Optionee of the Second Option in accordance with Article "3" hereinabove, the closing (the "Second Closing") of the within purchase and delivery of an additional undivided ten percent (10%) interest in and to the mineral property concession interests comprising the Property, as contemplated in the manner as set forth in Article "3" hereinabove, together with all of the transactions contemplated by this Agreement, shall occur on the day which is five calendar days following the due and complete exercise of the Second Option by the Optionee in accordance with Article "3" hereinabove (the "Second Closing Date"), or on such earlier or later Second Closing Date as may be agreed to in advance and in writing by each of the Parties hereto, and will be closed at the offices of the Escrow Agent at 2:00 p.m. (Vancouver time) on the Second Closing Date.

(c)      The Parties hereto understand and agree that they may, at their option, agree in writing in advance to combine the Initial Closing and Second Closing into a single Closing to occur on a single, agreed upon Closing Date.

6.2                   Latest Closing Date. If the Initial Closing Date in respect of the due and complete exercise of the Initial Option by the Optionee has not occurred before June 15, 2015 then this Agreement will be terminated and unenforceable with respect to the exercise of such Initial Option unless the Parties hereto agree in writing to grant an extension of such Initial Closing Date. If the Second Closing Date in respect to the due and complete exercise of the Second Option by the Optionee has not occurred before July 15, 2015, then this Agreement will be terminated and unenforceable with respect to the exercise of the Second Option unless the Parties hereto agree in writing to grant an extension of such Second Option Date.

6.3                   Documents to be delivered by the Optionor prior to the Closing Date. In this section "6.3" references to "Closing Date" shall mean the Initial Closing Date and/or the Second Closing Date, as applicable. Not later than five calendar days prior to the Closing Date, the Optionor shall execute and deliver, or cause to be delivered, to the Escrow Agent all such other documents, resolutions and instruments as may be necessary, in the opinion of counsel for the Optionee, acting reasonably, to complete all of the transactions contemplated by this Agreement and including, without limitation, the necessary transfer of an undivided fifty percent (50%) (or further ten percent (10%)) legal, beneficial and registerable interest in and to the mineral property concession interests comprising the Property to the Optionee (or, at the sole and absolute discretion of the Optionee, to such other entity or subsidiary as may be determined by the Optionee prior to the Closing Date) free and clear of all liens, charges and encumbrances and, in particular including, but not being limited to, the following materials:

(a)      all documentation as may be necessary and as may be required by counsel for the Optionee, acting reasonably, to ensure that an undivided fifty percent (50%) (or further ten percent (10%)) legal, beneficial and registerable interest in and to the mineral property concession interests comprising the Property has been duly transferred, assigned and is registerable in the name of and for the benefit of the Optionee (or, at the sole and absolute discretion of the Optionee, to such other entity or subsidiary as may be determined by the Optionee) under the laws of the United States;

(b)      all necessary deeds, conveyances, bills of sale, assurances, transfers, assignments and consents, including all necessary consents and approvals, and any other documents necessary or reasonably required to effectively transfer an undivided fifty percent (50%) (or further ten percent (10%)) legal, beneficial and registerable interest in and to the mineral property concession interests comprising the Property to the Optionee (or, at the sole and absolute discretion of the Optionee, to such other entity or subsidiary as may be determined by the Optionee) with good and marketable title, free and clear of all mortgages, liens, charges, pledges, claims, security interests or encumbrances whatsoever;

(c)      all necessary consents and approvals in writing to the completion of the transactions contemplated herein and including, without limitation, Regulatory Approval from all Regulatory Authorities having jurisdiction over either of the Optionor or any of the mineral property concession interests comprising the Property;

(d)      an opinion of counsel for the Optionor, dated as at the Closing Date and addressed to the Optionee and the Optionee's counsel, in form and substance satisfactory to the Optionee's counsel, acting reasonably, to the effect that:

(i)      the Optionor is the legal and beneficial owner of all of the mineral property concession interests comprising the Property prior to the completion of the transactions contemplated by this Agreement;

(ii)      the Optionor holds the right to explore and develop each of the mineral property concession interests comprising the Property and all Property Rights held by the Optionor in and to the mineral property concession interests comprising the Property;

(iii)      the Optionor holds all of the mineral property concession interests comprising the Property free and clear of all liens, charges and claims of others;

(iv)      the mineral property concession interests comprising the Property have been duly and validly located and recorded in a good and minerlike manner pursuant to the laws of the States of Arizona and New Mexico and are in good standing as of the Closing Date;

(v)      all necessary steps have been taken by the Optionor to permit the transfer to the Optionee, and the Optionee (or, at the sole and absolute discretion of the Optionee, to such other entity or subsidiary as may be determined by the Optionee) is the registered and beneficial owner of, of an undivided fifty percent (50%) (or further ten percent (10%)) legal, beneficial and registerable interest in and to the mineral property concession interests comprising the Property with good and marketable title, free and clear of all mortgages, liens, charges, pledges, claims, security interests or encumbrances whatsoever;

(vi)      based on actual knowledge and belief, such counsel knows of no adverse claim or challenge against or to the ownership of or title to any of the mineral property concession interests comprising the Property or which may impede the Property's development, and, based on actual knowledge and belief, such counsel is not aware of any basis for any potential claim or challenge, and, based on actual knowledge and belief, such counsel knows of no outstanding agreements or options to acquire or purchase any portion of any of the mineral property concession interests comprising the Property and no person has any royalty, net profits or other interest whatsoever in any production from any of the mineral property concession interests comprising the Property;

(vii)      based on actual knowledge and belief, such counsel knows of no claims, judgments, actions, suits, litigation, proceedings or investigations, actual, pending or threatened, against either the Optionor or the Optionor which might materially affect any of the mineral property concession interests comprising the Property or which could result in any material liability to either the Optionor or to any of the mineral property concession interests comprising the Property; and

(viii)      as to all other legal matters of a like nature pertaining to the Optionor and the mineral property concession interests comprising the Property and to the transactions contemplated hereby as the Optionee or the Optionee's counsel may reasonably require;

(g)      any remaining Property Documentation; and

(h)      all such other documents and instruments as the Optionee and the Optionee's counsel may reasonably require.

6.4                   Documents to be delivered by the Optionee prior to the Closing Date. In this section "6.4" references to "Closing Date" shall mean the Initial Closing Date and/or the Second Closing Date, as applicable. Not later than five calendar days prior to the Closing Date, the Optionee shall also execute and deliver, or cause to be delivered, to the Escrow Agent all such other documents, resolutions and instruments as are necessary, in the opinion of counsel for the Optionor, acting reasonably, to complete all of the transactions contemplated by this Agreement and including, without limitation, effectively accepting the transfer to the Optionee (or, at the sole and absolute discretion of the Optionee, to such other entity or subsidiary as may be determined by the Optionee prior to the Closing Date) of an undivided fifty percent (50%) (or further ten percent (10%)) legal, beneficial and registerable interest in and to the mineral interests comprising the Property free and clear of all liens, charges and encumbrances and, in particular including, but not being limited to, the following materials:

(a)      a Closing agenda;

(b)      all necessary consents and approvals in writing to the completion of the transactions contemplated herein and including, without limitation, Regulatory Approval from all Regulatory Authorities having jurisdiction over the Optionee; and

(c)      all such other documents and instruments as the Optionor and the Optionor's counsel may reasonably require.

Article 7
ESCROW AGENT AND TRANSFER DOCUMENTS

7.1                   Appointment of Escrow Agent. The Parties hereto hereby acknowledge and appoint the Escrow Agent as escrow agent herein.

7.2                   Escrow of Transfer Documents. Subject to and in accordance with the terms and conditions hereof and the requirements of Article "6" hereinabove, and without in any manner limiting the obligations of each of the Parties hereto as contained therein and hereinabove, it is hereby acknowledged and confirmed by the Parties hereto that each of the Parties will execute, deliver, or cause to be delivered, all such documentation as may be required by the requirements of Article "6" hereinabove (herein, collectively, the "Transfer Documents") and deposit the same with the Escrow Agent, or with such other mutually agreeable escrow agent, together with a copy of this Agreement, there to be held in escrow for release by the Escrow Agent to the Parties in accordance with the strict terms and provisions of Article "6" hereinabove.

7.3                   Resignation of Escrow Agent. The Escrow Agent may resign from its duties and responsibilities if it gives each of the Parties hereto three calendar days' written notice in advance. Upon receipt of notice of the Escrow Agent's intention to resign the Parties shall, within three calendar days, select a replacement escrow agent and jointly advise the Escrow Agent in writing to deliver all the Transfer Documents then in its hands, if any, to the replacement escrow agent. If the Parties fail to agree on a replacement escrow agent within three calendar days of such notice, the replacement escrow agent shall be selected by a Judge of the Supreme Court of the Province of British Columbia upon application by any Party hereto. The Escrow Agent shall continue to be bound by this Agreement until the replacement escrow agent has been selected and the Escrow Agent receives and complies with the joint instructions of the Parties to deliver the Transfer Documents to the replacement escrow agent. The Parties agree to enter into an escrow agreement substantially in the same form of this Agreement with the replacement escrow agent.

7.4                   Instructions to Escrow Agent. Instructions given to the Escrow Agent pursuant to this Agreement shall be given by duly authorized signatories of the respective Parties hereto.

7.5                   No other duties or obligations. The Escrow Agent shall have no duties or obligations other than those specifically set forth in this Article.

7.6                   No obligation to take legal action. The Escrow Agent shall not be obligated to take any legal action hereunder which might, in its judgment, involve any expense or liability unless it shall have been furnished with a reasonable indemnity by all of the Parties hereto together with such other third parties as the Escrow Agent may require in its sole and absolute discretion.

7.7                   Not bound to any other agreements. The Escrow Agent is not bound in any way by any other contract or agreement between the Parties hereto whether or not it has knowledge thereof or of its terms and conditions and its only duty, liability and responsibility shall be to hold and deal with the Transfer Documents as herein directed.

7.8                   Notice. The Escrow Agent shall be entitled to assume that any notice and evidence received by it pursuant to these instructions from anyone has been duly executed by the Party by whom it purports to have been signed and that the text of any notice and evidence is accurate and the truth. The Escrow Agent shall not be obliged to inquire into the sufficiency or authority of the text or any signatures appearing on such notice or evidence.

7.9                   Indemnity. The Parties hereto, jointly and severally, covenant and agree to indemnify the Escrow Agent and to hold it harmless against any loss, liability or expense incurred, without negligence or bad faith on its part, arising out of or in connection with the administration of its duties hereunder and including, without limitation, the costs and expenses of defending itself against any claim or liability arising therefrom.

7.10                 Not required to take any action. In the event of any disagreement between any of the Parties hereto to these instructions or between them or either or any of them and any other person resulting in adverse claims or demands being made in connection with the Transfer Documents, or in the event that the Escrow Agent should take action hereunder, it may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists and, in any such event, it shall not be or become liable in any way or to any person for its failure or refusal to act and it shall be entitled to continue so to refrain from acting until:

(a)      the rights of all Parties shall have been fully and finally adjudicated by a court of competent jurisdiction; or

(b)      all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons and it shall have been notified thereof in writing signed by all such persons.

Article 8
THE OPERATOR

8.1                   Optionee as initial Operator. Prior to the due and complete exercise of the Option in accordance with Article "3" hereinabove the Optionee will act as the Operator of the Property under this Agreement. The Optionee (and any subsequent Operator) may resign as the Operator at any time by giving ten calendar days' prior written notice to the Parties, and within such ten-day period the Management Committee (as hereinafter determined) may appoint another party who covenants to act as the Operator of the Property upon such terms as the Parties shall agree.

8.2                   Subsequent Operator. Should the Optionee's Interest under the Joint Operation fall below fifty percent (50%) at any time during the continuance of this Agreement, then the Optionee shall be deemed to have resigned and the Optionor shall be deemed to be appointed as the Operator of the Property under this Agreement. Like the Optionee, the Optionor, as the Operator, (and any subsequent Operator) may resign as the Operator at any time by giving ten calendar days' prior written notice to the Parties, and within such ten-day period the Management Committee (as hereinafter determined) may appoint another party who covenants to act as the Operator of the Property upon such terms as the Parties shall agree. If the Operator is not a Party under this Agreement, then such Operator shall, prior to being appointed to act as the Operator, enter into a written agreement to assume the obligations of the Operator hereunder and to be bound by the terms and conditions of this Agreement.

8.3                   Compensation of the Operator. Any Operator shall be entitled to a fee for acting as such under the terms of this Agreement; which fee shall equate to the aggregate of:

(a)      five percent (5%) on the first U.S. $250,000 of any Expenditures and any third party expenditures made or incurred in respect of any of the mineral property concession interests comprising the Property during any one year during the continuance of this Agreement; and

(b)      two and one-half percent (2.5%) on any Expenditures and any third party expenditures in excess of U.S. $250,000 made or incurred in respect of any of the mineral property concession interests comprising the Property during any one year during the continuance of this Agreement;

with any such fee being due and payable on the final day of every month during the continuance of this Agreement.

Article 9
POWER, AUTHORITY, DUTIES AND OBLIGATIONS OF THE OPERATOR

9.1                   Power and authority of the Operator. Subject to sections "9.2" and "9.3" hereinbelow and subject, at all times, to the prior control and direction of the Management Committee (as hereinafter determined), the Operator shall have full right, power and authority to do everything necessary or desirable in connection with the exploration and development of the Property and to determine the manner of operation of the Property as a Mine and including, without limiting the generality of the foregoing, the right, power and authority to:

(a)      regulate access to the Property subject only to the right of the Parties to have access to the Property at all reasonable times for the purpose of inspecting work being done thereon but at their own risk and expense; and

(b)      employ and engage such employees, agents and independent contractors as it may consider necessary or advisable to carry out its duties and obligations hereunder and in this connection to delegate any of its powers and rights to perform its duties and obligations hereunder, subject to the Operator obtaining the explicit approval of the Management Committee (as hereinafter determined) for the procurement, selection and utilization of exploration consulting companies and/or testing laboratories; provided, however, that the Operator shall not enter into any contractual relationships with any party which is either associated or affiliated with either the Operator or either of the Parties hereto except on terms which are commercially competitive.

9.2                   Duties and obligations of the Operator. After the Effective Date of this Agreement, and subject to section "9.3" hereinbelow, the Operator shall have such duties and obligations as the Management Committee (as hereinafter determined) may from time to time determine including, without limiting the generality of the foregoing, the following duties and obligations:

(a)      to implement Programs;

(b)      to manage, direct and control all exploration, development and producing operations in and under the Property in a prudent and workmanlike manner and in compliance with all applicable laws, rules, orders and regulations;

(c)      to prepare and deliver to the Parties during periods of active field work monthly progress reports of the work in progress and comprehensive annual reports on or before March 31st of every year covering the activities hereunder and the results obtained during the calendar year ending on December 31st immediately preceding;

(d)      subject to the terms and conditions of this Agreement, to keep the Property in good standing free of liens, charges and encumbrances of every character arising from operations (except liens for taxes not yet due, other inchoate liens and liens contested in good faith by the Operator), and to proceed with all diligence to contest or discharge any lien that is filed;

(e)      to maintain true and correct books, accounts and records of operations hereunder;

(f)      to permit the Parties, at their own expense, to inspect, take abstracts from or audit any or all of the records and accounts during normal business hours;

(g)      to obtain and maintain, or cause any contractor engaged hereunder to obtain and maintain, during any period in which active work is carried out hereunder, adequate insurance;

(h)      to permit the Parties or their representatives so appointed, at their own expense and risk, access to the Property and all data derived from carrying out work thereon;

(i)      to arrange for and maintain worker's compensation or equivalent coverage for all eligible employees engaged by the Operator in accordance with local statutory requirements;

(j)      to perform its duties and obligations in a manner consistent with good exploration and mining practices; and

(k)      to transact, undertake and perform all transactions, contracts, employments, purchases, operations, negotiations with third Parties and any other matter or thing undertaken on behalf of the Parties in the Operator's name.

                       At all times the Operator shall conduct all activities in respect of any mineral property concession interest comprising the Property in a manner which is lawful and in a sound and professional manner such that the same meets superior standards of performance quality within the standards of the industry or as set by the specifications of the Management Committee.

9.3                   Authority of the Optionor prior to the exercise of the Option. Notwithstanding the authority and the duties of the Operator as set forth herein, subject to the prior control and direction of the Management Committee (as hereinafter determined) and in order, in part, to ensure that the activities being carried out by the Operator in respect of the Property are such so as to be fully compliant with the duties and obligations set forth in section "9.2" hereinabove, during the Option Period the Optionor, or the Optionor's representative so appointed, shall be entitled, at their own expense and risk, access to any of the mineral property concession interests comprising the Property in order to conduct, in addition to and not in conflict with any Program then in progress with the Operator, such reasonable exploration and development work as the Optionor may determine in order to assess the ongoing development, efficacy and value of the various interests comprising the Property. In this regard it is hereby acknowledged and agreed that, should the Optionor undertake any such exploration and development work, the same will be co-coordinated with the Optionee and subject to the prior review and direction of the Management Committee, with any results from the same being submitted to the Management Committee. At all times the Optionor shall conduct all such activities in a manner which is lawful and in a sound and professional manner such that the same meets superior standards of performance quality within the standards of the industry or as set by the specifications of the Management Committee.

9.4                   Liability of the Operator and indemnity.

(a)      The Operator will indemnify and save the other Participants harmless from and against any loss, cost, liability, claim, demand, damage, expense, injury and death (including, without limitation, legal fees and disbursements) resulting from fraud, gross negligence or wilful misconduct of the Operator or its directors, officers, employees or agents in conducting operations pursuant to this Agreement.

(b)      The Operator will be indemnified by the Joint Operation, as part of the Costs, from the acts and omissions of the Operator and its directors, officers and agents provided that an Operator will not be indemnified nor held harmless by the other Participants from, and will be liable to the other Participants only for, any loss, cost, liability, claim, demand, damage, expense, injury or death (including, without limitation, legal fees and disbursements) resulting from fraud, gross negligence or wilful misconduct of the Operator or its directors, officers, employees or agents.

(c)      An act or omission of the Operator or its directors, officers, employees or agents done or omitted to be done:

(i)      at the unanimous direction, or within the scope of the unanimous direction, of the Management Committee; or

(ii)     with the unanimous concurrence of the Management Committee; or

(iii)    unilaterally and in good faith by the Operator to protect life or property;

will be deemed not to be negligence or wilful misconduct.

(d)      The obligations of the Operator to indemnify and save harmless the other Participants pursuant to this section "9.4" will be in proportion to the Participants' Interest as at the date that the loss, cost, liability, claim, demand, damage, expense, injury or death occurred or arose.

Article 10
MANAGEMENT COMMITTEE

10.1                 Establishment and Chairman. The Optionor, as one Party, and the Optionee, as the other Party, shall, as soon as is practicable after the Effective Date of this Agreement, establish a Management Committee consisting of two members of each of the Optionor and the Optionee and two alternate members of each such Party (that being four members and four alternate members in total for all Parties thereto). Each such Party shall designate in writing to the other Party the names of its members and alternate members of the Management Committee. In the event that a Party's Interest is diluted down to ten percent (10%) or less in accordance with either of sections "15.6" or "17.4" hereinbelow, that Party shall no longer be entitled to appoint a member or alternative member to the Management Committee. In addition, during the continuance of this Agreement and prior to the due and complete exercise of the Option by the Optionee in the manner as set forth in Article "3" hereinabove, the Optionor shall be entitled to appoint the "Chairman" of the Management Committee from one of its appointed members; provided however that if at any time after the due and complete exercise of the Option by the Optionee in the manner set forth in Article "3" hereinabove, the Optionor does not have a majority Interest, then the Optionor shall no longer be automatically entitled to appoint the Chairman of the Management Committee and thereafter the Party (whether it be the Optionee or the Optionor) with the majority Interest shall be entitled to appoint the Chairman.

10.2                 Alternate members. A Party may from time to time revoke in writing the appointment of its members and its Chairman to the Management Committee and appoint in writing others in their place. A Party may from time to time in writing appoint one alternate member for any member theretofore appointed by such Party. Alternate members may attend meetings of the Management Committee, and in the absence of a member, his alternate may vote and otherwise act in the place and stead of the member. Whenever any member or alternate member votes or acts, his votes or actions shall for all purposes of this Agreement be considered the actions of the Party whom he represents. The Parties shall give written notice to each other from time to time as to names, addresses and telephone numbers of their respective members and alternate members on the Management Committee.

10.3                 Meetings. Meetings of the Management Committee shall be held at such times as the Parties hereto deem appropriate but in any event not less than once each quarter. A meeting of the Management Committee may take place by means of conference telephones or other communications facilities by which means both Parties or their alternates participating in the meeting can hear each other. The members participating in a meeting in accordance with this section shall be deemed to be present at the meeting and shall be counted in the quorum therefor and be entitled to speak and vote thereat.

10.4                 Notice for meetings. Meetings of the Management Committee shall be called by the Chairman by giving ten business days' notice in writing to each of the Parties hereto, except that 30 calendar days' written notice shall be given in respect of a meeting to consider a feasibility report and a production program unless otherwise agreed by the Parties, and all meetings shall be held at such place as shall be designated by the Operator unless otherwise agreed to by the Parties.

10.5                 Reporting. The Operator shall consult freely with the Management Committee and the members thereof, and keep them fully advised of the present and prospective operations and plans and shall furnish the Management Committee with quarterly reports relating to the status of the Property together with timely current reports and information on any material results relating to the Property.

10.6                 Voting. Voting by the Management Committee may be conducted by verbal, written, telex or telecopier ballot.

10.7                 Quorum. Except as hereinafter provided, a quorum of any meeting of the Management Committee shall consist of one member of each Party, one alternate member of each Party or one member of one Party and one alternate member of the other Party. If a quorum is not present within 30 minutes after the time fixed for holding any such meeting, the meeting shall be adjourned to the same day in the next week (unless such day is a non-business day in which case it shall be adjourned to the next following business day thereafter) at the same time and place. At the adjourned meeting the members or alternate members present in person (which must include at least one person from each Party) shall form a quorum and may transact the business for which the meeting was originally convened.

10.8                 Votes by members. The Optionor's members (or alternate member in the absence of a member) of the Management Committee shall have one vote each and the Optionee's members (or alternate member in the absence of a member) of the Management Committee shall have one vote each at each duly constituted meeting in respect of every matter which is thereat brought before the Management Committee for consideration or approval.

10.9                 Majority. Except as provided in sections "10.10" and "10.11" hereinbelow, all decisions of the Management Committee shall be by the affirmative vote of a majority of the votes entitled to be cast by members in attendance at each such meeting.

10.10               Unanimity. The following decisions by the Management Committee, both before and after the Operative Date, shall be by the affirmative vote of all votes entitled to be cast by members in attendance at each such meeting.

(a)      the acquisition or disposition of any asset with a fair market value or price in excess of U.S. $200,000 or any asset which would change the nature of the business ordinarily conducted by the Joint Operation;

(b)      the disposition of any portion of any mineral concession interests comprising the Property;

(c)      the grant of any Third Party Option (as hereinafter determined);

(d)      the borrowing of money on behalf of the Joint Operation or the incurrence, assumption or guarantee of debt by the Joint Operation except as incurred in the ordinary course of business of the Joint Operation;

(e)      the making of any investment by the Joint Operation not in the ordinary course of the business conducted by the Joint Operation;

(f)      cost overruns in excess of ten percent (10%) in any one calendar year of the approved Program and budget then in effect;

(g)      the approval of any agreement between a Party and an associated or related party to that Party;

(h)      the settlement of any litigation or arbitration in connection with the Joint Operation;

(i)      after the commencement of commercial production, any suspension of operations exceeding 180 calendar days;

(j)      the approval of the sale, lease, transfer, assignment or other disposition of all or substantially all of the assets or undertaking of the Joint Operation;

(k)      the refinancing of any loans in connection with the Property;

(l)      any material changes to the Program contemplated by the Feasibility Study;

(m)      any modification to the articles, bylaws or constitution of any corporation, that is an asset of the Joint Operation; and

(n)      the dissolution of the Joint Operation.

10.11               Casting vote of the Chairman or arbitration. In the case of an equality of votes on any question or matter which cannot to be resolved, other than the exercise by the Optionee of the Option, the Chairman of the Management Committee shall have a casting vote. Otherwise, any question or matter respecting the exercise by the Optionee of the Option shall be submitted to arbitration pursuant to the terms of Article "30" hereinbelow.

10.12               Material and data at meetings. There shall be included with a notice of meeting such material and data as may be reasonably required to enable the members of the Management Committee to determine the position they should take in respect of any vote or election to be made at such meeting.

Article 11
POWERS OF MANAGEMENT COMMITTEE

11.1                 Powers. The Management Committee shall, without limiting any of its powers as specified elsewhere in this Agreement, have the exclusive right, power and authority to:

(a)      appoint a new Operator or joint Operator; and

(b)      determine the terms of engagement of the Operator, including any remuneration payable to the Operator.

Article 12
REGISTRATION AND TRANSFER OF INTERESTS

12.1                 Record agreement. Upon the request of the Optionee the Optionor shall assist the Optionee to record this Agreement with the appropriate mining recorder and, when required, the Optionor shall further provide the Optionee with such recordable documents as the Optionee and its counsel shall require to record its due interest in respect of the Property.

12.2                 Transfer. As soon as conveniently possible after the execution of this Agreement and the exercise of the Option the Optionor shall execute such transfer documents (as may be required, in order to reflect the exacting Interests of the Parties hereunder) as the Optionee and its counsel may reasonably deem necessary to assign, transfer and assure to the Optionee good, safe holding and marketable title to an undivided fifty or sixty percent (50% or 60%) Interest in and to the mineral property concession interests comprising the Property.

Article 13
FORMATION OF THE JOINT OPERATION

13.1                 Upon the exercise by the Optionee of the within Option in accordance with the terms of this Agreement the Parties hereby agree to associate and participate in a joint operation (herein called the "Joint Operation") for the purpose of exploring and developing the Property and, if deemed warranted, bringing all or a portion of the Property into commercial production by establishing and operating a Mine.

Article 14
INTERESTS OF THE PARTIES

14.1                 Costs to bear. Except as otherwise provided in this Agreement, the Parties shall bear all Costs arising under this Agreement and shall own the Property, the Assets and any Mine all in proportion to their respective Interests.

14.2                 Respective Interests. On the Operative Date the respective Interests of the Parties shall be equal to the respective Interests which the Parties hold by reason of the operation of this Agreement (which shall initially be fifty percent (50%) for each of the Optionor and the Optionee hereunder but which may become sixty percent (60%) for the Optionee and forty percent (40%) for the Optionor upon Optionee's exercise of the Second Option in accordance with the terms of this Agreement).

14.3                 Adjustments to Interests. The Interests of the Parties are subject to adjustment from time to time pursuant to Articles "15", "17", "18" and "24" hereinbelow. Any adjustment to a Party's Interest need not be evidenced during the term of this Agreement by the execution and delivery of any instrument, but each Party's Interests shall be determined from time to time by using the books of the Joint Operation kept by the Operator, but which shall be subject to review by the Management Committee and independent auditors from time to time.

Article 15
EXPLORATION PROGRAMS

15.1                 Draft Programs. The Operator shall submit draft Programs for consideration by the Management Committee. The term of a Program shall not exceed 12 months unless the Management Committee otherwise unanimously approves. The draft Program shall contain a statement in reasonable detail of the proposed Mining Operations and estimates of all Exploration Costs to be incurred. The Operator shall be entitled to include in the budget for the draft Program an allowance of up to ten percent (10%) for contingencies.

15.2                 Approval of Programs. The Management Committee shall review the Program submitted and, if it deems fit, approve the Program with such modifications, if any, as the Management Committee deems desirable.

15.3                 Contribution to Exploration Costs. Forthwith after approval of the Program the Operator shall submit it to the Parties. Subject to section "15.4" hereinbelow, each Party may, within 60 calendar days of its receipt of the Program, give notice to the Operator committing itself to contribute its Proportionate Share of the Exploration Costs on that Program. If the Party does not give notice of that commitment within 60 calendar days after receipt of the Program, that Party shall be deemed to have elected not to contribute. If a Party elects not to or is deemed not to contribute to a Program at the end of the 60-day period it shall have a 15 calendar day grace period to commit to the Program following the end of the 60-day period after which re-entry to the Program will be at the other Party's sole and absolute discretion. If any Party elects not to contribute to a Program the Operator shall forthwith give notice thereof to the other Party. If any Party elects or is deemed not to contribute to a Program then the other Party, or the other Parties in proportion to their respective Interests at such time as the case may be, shall be entitled to elect, within 30 calendar days of the Operator's notice, to increase their contribution by the amount of the shortfall and if more than one Party then in proportion to their respective Interests. If, after the operation of this section, Exploration Costs are not fully committed, the Program shall be deemed to be withdrawn.

                       Notwithstanding the approval by the Management Committee of a Program, the Program shall be reviewed by the Participants upon the completion of each phase of the recommended Program. At the end of each such phase a Participant may elect not to contribute to the remainder of the Program and thereby suffer dilution in the manner of section "15.6" herein. If a Participant elects not to contribute and no other Participant elects to pay the additional cost, then the Program shall be deemed cancelled and a new Program shall be prepared by the Operator for approval by the Management Committee. If at any time a Participant elects not to participate in a Program it shall not have the option of re-entering the Program at a subsequent review point unless all contributing Participants approve such entry. However, an election not to contribute to a Program, or part thereof, will not prevent a party from contributing to a subsequent Program.

15.4                 Mandatory program. Notwithstanding sections "15.1" and "15.3" herein, if in any year in which there is no approved Program, circumstances require the Operator to incur costs in order to maintain tenure to the Property, to satisfy contractual obligations or obligations imposed by law, to prevent waste or to protect life and property (in this section called "non-discretionary costs"), the Operator shall forthwith propose a Program (in this section called the "mandatory program") to incur those non-discretionary costs and provide each Party with one copy thereof. The mandatory program shall be deemed to be approved by the Management Committee and each of the Parties shall be obligated to contribute its Proportionate Share of the non-discretionary costs incurred within 30 calendar days of receipt of the Operator's invoice. Non-discretionary costs shall be deemed to be Exploration Costs for all purposes of this Agreement.

15.5                 Expenditure of Exploration Costs. The Operator shall expend all monies advanced by a Participant pursuant to paragraph "24.1(b)" hereinbelow ratably with its own contribution and the advances of the other Participants. If the Operator suspends or prematurely terminates a Program any funds advanced by a Participant in excess of that Participant's Proportionate Share of Exploration Costs actually incurred in connection with that Program shall be refunded or credited towards subsequent Programs at such contributing Participant's option.

15.6                 Dilution during exploration Programs and right to contribute after Production Recommendation. Subject to the following and to section "15.7" hereinbelow, if a Party elects or is deemed to have elected not to contribute to the Exploration Costs of any Program pursuant to section "15.3" and the other Party or Parties as applicable elect to increase their contribution by the amount of such shortfall prior to the delivery of a Production Recommendation in accordance with Article "17" hereinbelow, the Interest of the non-contributing Party shall be decreased and the Interest of each Participant contributing in excess of its Proportionate Share of the Exploration Costs shall be increased (provided, however, that no Party's Interest shall be reduced below ten percent (10%) as a result of its failure to contribute to Exploration Costs only) by a percentage equal to one percent (1%) for each additional contribution to Exploration Costs of not less than U.S. $14,500.00 made by a Participant pursuant to a Program as contemplated by sections "15.3" and "15.4" herein.

                       Subject to the section "15.7" hereinbelow, the non-contributing Party whose Interest has been reduced shall be entitled to receive details of and to contribute to future Programs to the extent of its then Interest so long as its Interest has not been reduced to ten percent (10%) (which Party is thereby now referred to as a "Diluted Party"), at which time such Diluted Party shall no longer be entitled to contribute to further Exploration Cost Programs; provided, however, that such Diluted Party shall still then maintain the right to contribute to proposed Construction Costs and Production Costs after a Production Recommendation is delivered in accordance with Article "17" hereinbelow.

15.7                 Continuing Right to contribute to ongoing exploration Programs by non-Diluted Party. Subsequent to any Party being deemed a Diluted Party by virtue of the dilutive operation of section "15.6" hereinabove, the remaining non-Diluted Party (or Parties as the case may be) may continue to elect or be required, as the case may be, in conjunction with the operation of sections "15.3" and "15.4" hereinabove, to continue to contribute its respective and Proportionate Share of the Exploration Costs to any Program. In this regard any such Exploration Cost amounts so contributed shall be treated as a loan to the Joint Operation, bearing interest calculated monthly not in advance from the 30th calendar day after its date of receipt at a rate equivalent to the Prime Rate plus two percent (2%) until paid, and each of which non-demand loan representing a lien upon the Interests of each Participant hereto until paid and being payable in full, at all times, in priority to any distribution of any kind to any Participant or ultimate Royalty Holder in accordance with the terms of this Agreement.

Article 16
FEASIBILITY STUDY

16.1                 Preliminary Assessments. The Management Committee may, at any time during the Exploration Period, approve a Program or Programs which contemplate that reports, estimates, studies or analyses (hereinafter called the "Preliminary Assessments") be compiled or completed to:

(a)      evaluate the Property in light of the results obtained from Programs which have been or are in the process of being completed; and

(b)      determine what further information must be obtained, what issues must be resolved and what conditions must exist;

in order for the Management Committee to consider whether the bringing into commercial production of any mineral deposit on the Property is feasible. Notwithstanding the approval of a Program or Programs respecting Preliminary Assessments, the Management Committee may decide that a Program or Programs of other Mining Operations be approved pursuant to Article "15" herein and carried out either in conjunction with or independently of any Program respecting Preliminary Assessments.

16.2                 Preparation of Preliminary Assessments. The Operator shall prepare, or cause to be prepared, the Preliminary Assessments contemplated in any Program and shall forthwith, on completion or receipt, deliver a copy of all Preliminary Assessments to each Participant.

16.3                 Feasibility Study. The Operator may, at any time by notice to all Parties, present its proposal that the Property be brought into commercial production. The Operator's proposal shall include a copy of a comprehensive study (hereinafter called the "Feasibility Study") that covers all material aspects of a proposed Program to investigate the viability of commencing commercial production on the Property in sufficient detail and to a degree of accuracy, per generally accepted industry norms, and which:

(a)      is based on work conducted in accordance with the Program;

(b)      is based on appropriate sampling programmes and provides estimates on the tonnes of proven and probable reserves and the grade of ore expressed on both a mineable and recoverable basis;

(c)      provides details of all technical or other work and analysis on which the study is based including but not limited to geological, geotechnical, hydrological, metallurgical, processing, mining, survey, waste disposal, power and water requirements;

(d)      includes studies of environmental, community and native title impacts of sufficient detail to be acceptable to the relevant authorities;

(e)      sets out the details of and analyses the security and adequacy of tenure and ownership;

(f)      includes a study and analysis of relevant infrastructure, infrastructure access, ore beneficiation, waste disposal, product price forecasting and financial aspects;

(g)      includes an estimate of the costs of transporting ore to the processing facility;

(h)      includes details of the offtake arrangements for the purchase of all Product;

(i)      plans for and provides a budget for the implementation of commercial production and includes but is not limited to a schedule of :

(i)      relevant government, statutory and any other approval necessary; and

(ii)     activities, resources (personnel, equipment, materials etc) and expenditure;

(j)      includes estimates of both capital and operating costs likely to be incurred in establishing and conducting development and operations, including costs to be incurred in development, construction, pre-production, mining, crushing and treatment or beneficiation as the case may be, and all working capital requirements;

(k)      analyses how to proceed with development and operations to economically and commercially maximize the return on funds invested on the assumption that the Property will be funded solely on an equity basis;

(l)      includes a financial model for, and states the commercial viability, including risk and sensitivity analysis, of the proposed development and operations on the assumption that the Property will be funded solely on any equity basis;

(m)      is of such detail and scope as to be acceptable to any government department or public authority to which reports must be provided or applications must be made;

(n)      contemplates and identifies additional resources, any potential further project expansion and or exploration potential (if applicable);

(o)      includes estimates of exploration costs for ongoing exploration of the Property including during the period prior to a Production Recommendation and after the commencement of commercial production within and outside the boundaries on which the Feasibility Study is based; and

(p)      includes a description of that part of the Property to be covered by the proposed Mine.

                       Any Feasibility Study submitted for consideration by the Management Committee shall be in form of a bankable document, in that, the Feasibility Study must be in such form as a chartered bank or other internationally recognized financial institution for each Party would consider appropriate to allow it to make a decision whether or not to provide that Party with financing to meet its Proportionate Share of Construction Costs and Production Costs, irrespective of the decision made by the bank.

16.4                 Review of Feasibility Study. Upon request of any Party's representative and at reasonable intervals and times the representatives of the Parties shall meet in order to discuss the Feasibility Study. The Feasibility Study will be at the cost of the Joint Operation unless otherwise agreed to by the Parties hereto.

Article 17
CONSTRUCTION AND PRODUCTION

17.1                 Meeting to consider Feasibility Study. The Operator shall call a Management Committee meeting to consider the Feasibility Study for a date no sooner than one month after the Feasibility Study was provided to each of the Parties or such earlier date as the representatives of all the Parties agree.

17.2                 Production Recommendation. The Management Committee shall consider each Feasibility Study prepared and may, subject to the resolution of any outstanding issues contemplated in paragraph "16.3(b)" hereinabove, approve the Feasibility Study, with such modifications, if any, as it considers necessary or desirable. Forthwith after approval of the Feasibility Study the Management Committee shall cause the Operator to give notice (in this Agreement called the "Production Recommendation") to each of the Parties stating that the Management Committee recommends that a Mine be established and brought into production in conformity with the Feasibility Study as so approved.

17.3                 Contribution to Construction Costs and Production Costs. Each Party may, within 60 calendar days of its receipt of the Production Recommendation, give the Operator notice committing itself to contribute its Proportionate Share of the Construction Costs required for Construction, and the Production Costs to be incurred in the operation, of the Mine. If a Party does not give notice of that commitment within the 60 days aforesaid it shall be deemed to have elected not to contribute to Construction Costs and Production Costs. If a Party elects not to or is deemed not to contribute to a Construction Costs and Production Costs at the end of the 60-day period it shall have a 15 calendar day grace period to commit to the Construction Costs and Production Costs following the end of the 60-day period after which re-entry to provide such Construction Costs and Production Costs will be at the other Parties' sole and absolute discretion.

17.4                 Dilution. If any Party elects not to contribute to Construction Costs and Production Costs as contemplated in section "17.3" herein, the Operator shall give notice thereof to those Parties that elected to contribute. If any Party elects or is deemed not to contribute to Construction Costs and Production Costs then the other Party, or the other Parties in proportion to their respective Interests at such time as the case may be, shall be entitled to elect, within 30 calendar days of the Operator's notice, to increase their contribution by the amount of the shortfall, and if more than one Party then in proportion to their respective Interests. If elections are made so that Construction Costs are fully committed, each Party that elected not to contribute shall forfeit the right to contribute to all subsequent Costs and shall suffer dilution and conversion of its Interest as follows:

(a)      the Interest of each Participant shall be increased and that of each non-Participant shall be decreased as Costs are incurred by a percentage equal to the percentage determined by dividing the additional contribution to Construction Costs and/or Production Costs made by a Participant as contemplated by sections "17.3" and "17.4" herein by the total costs as set out in the Feasibility Study; and

(b)      then, at the earlier of the Completion Date or the date at which the non-contributing Party's Interest has been reduced to ten percent (10%) or less, the non-contributing Party's Interest will automatically convert to a one percent (1%) Gross Overriding Royalty interest for all Mineral and Product sales, all to be calculated and paid in accordance with Appendix "I" to this Agreement, and the non-contributing Party shall then be deemed to have assigned and conveyed its Interest to the Participants in the manner contemplated in Article "18" hereinbelow.

17.5                 Production Notice. Forthwith after the operation of sections "17.3" and "17.4" hereinabove, the Management Committee shall cause the Operator to give notice to the parties indicating either that Construction Costs:

(a)      are fully committed, in which case the notice (in this Agreement called the "Production Notice") shall state that the Participants have agreed to establish and bring a Mine into production in conformity with the Feasibility Study approved by the Management Committee pursuant to section "17.2" hereinabove; or

(b)      are not fully committed, in which case the notice shall state that the Production Recommendation is thereby withdrawn.

                       Notwithstanding paragraph "17.5(b)" hereinabove, the Management Committee shall be entitled, at any time after the withdrawal of a Production Recommendation, to approve another Feasibility Study and cause another Production Recommendation to be issued.

Article 18
EFFECT OF NON-PARTICIPATION

18.1                 Assigning Party. If, prior to the Completion Date, a Party (in this section called the "Assigning Party") has its Interest reduced to ten percent (10%) or less as a result of the operation of section "17.4" herein, the Assigning Party shall be deemed to have assigned and conveyed, by way of gift, its Interest to the Participants, if more than one then in proportion to their respective Interests. Thereupon, the Assigning Party shall cease to have any further right or Interest under this Agreement.

18.2                 Royalty Holder after the Completion Date. If, at the Completion Date, a Party (in this section called the "Royalty Holder") has its Interest reduced as contemplated in section "17.4" and Article "24" herein to a level of ten percent (10%) or less, it shall be deemed to have assigned and conveyed the Interest which it then holds to the Participants, if more than one then in proportion to their respective Interests and, in consideration of that assignment and conveyance, shall be entitled to receive as its sole remuneration and benefit, by way of royalty, a one percent (1%) Gross Overriding Royalty interest for all Mineral and Product sales, all to be calculated and paid in accordance with Appendix "I" to this Agreement. Thereupon, the Royalty Holder shall cease to be a Party and to have any further right or Interest under this Agreement and, except as to the payment of royalty and to any obligations or liabilities then existing or accrued, and not satisfied, the obligations and liabilities of the other Parties to the Royalty Holder shall terminate. Each Participant shall severally calculate and cause to be paid to the Royalty Holder that portion of any of the Gross Overriding Royalty interest derived from the Property to which the Royalty Holder is entitled in accordance with Appendix "I" to this Agreement.

18.3                 Right to suspend Mining Operations. Without limiting the generality of section "18.2" herein, any decision to place the Property into production shall be at the sole discretion of the Participants, who shall be under no obligation to the Royalty Holder to place the Property into production and shall, if the Property is placed into production, have the unfettered right, as against the Royalty Holder, to suspend, curtail or terminate Mining Operations as they in their sole discretion may determine.

Article 19
MINE FINANCING

19.1                 No charges. Except as permitted by sections "15.7" and "19.3" herein, no Party shall at any time place any lien, pledge, mortgage, lease, sublease, charge or other encumbrance on the whole or any part of its Interest hereunder without the prior consent of all the other Parties.

19.2                 Several contributions. The contributions of the Participants toward the Construction Costs and Production Costs shall be individually and separately provided by them.

19.3                 Right to charge. Solely in order to secure loans to meet their respective contributions toward the Construction Costs and Production Costs, the Participants shall each be entitled to pledge, mortgage, charge or otherwise encumber, as security for financing their respective contributions, the Property and Assets to the extent of their respective Interests; provided, however, that that security shall not be given by any Party unless the proposed pledgee, mortgagee or holder of the charge or encumbrance (herein called the "Bank") is a Canadian chartered bank or other type of financial institution acceptable to the other Participants and the Bank first undertakes in writing with all the other Participants, in form reasonably satisfactory to counsel for the Operator and binding upon the Bank, that:

(a)      the Bank will not enter into possession or institute any proceedings for foreclosure or partition of an encumbering Participant's Interest and that security shall be subject to the provisions of this Agreement; and

(b)      the Parties shall use their reasonable commercial efforts to limit the Bank's remedies under that security to the sale of the whole (but only of the whole) of the encumbering Participant's Interest held under that security to the other Participants, if more than one then in proportion to their respective Interests at that time or, with their unanimous consent, to any one or more of them, or failing any sale as aforesaid, by a sale at a public auction to be held after 60 calendar days' prior notice to the other Participants; provided, however, that, as a condition of the sale, the purchaser shall, prior to completing the purchase, deliver to the Parties notice, in form reasonably satisfactory to counsel for the Operator, that the purchaser:

(i)      assumes all the obligations of the encumbering Participant in connection with this Agreement; and

(ii)     will be bound by this Agreement.

Article 20
CONSTRUCTION

20.1                 Requirement to proceed with Construction. The Management Committee shall cause the Operator to, and the Operator shall, proceed with Construction with all reasonable dispatch after a Production Notice has been given. Construction shall be substantially in accordance with the Production Notice subject to the right of the Management Committee to cause such other reasonable variations in Construction to be made as the Management Committee deems advisable from time to time.

20.2                 Completion Date. The Operator may, of its own initiative, and shall, forthwith upon request by a Participant, call a Management Committee meeting to consider establishing a Completion Date. Forthwith upon a Completion Date being established, the Operator shall give notice of that date to the Parties.

Article 21
OPERATION OF THE MINE

21.1                 Mining Operations. Commencing with the Completion Date, all Mining Operations shall be planned and conducted and all estimates, reports and statements shall be prepared and made on the basis of an Operating Year.

21.2                 Operating Plan. The Operator shall submit an Operating Plan for each Operating Year to the Participants not later than August 30th in the year immediately preceding the Operating Year to which the Operating Plan relates.

                       Each Operating Plan shall contain the following:

(a)      a plan of the proposed Mining Operations;

(b)      a detailed estimate of all Construction Costs and Production Costs plus a reasonable allowance for contingencies;

(c)      an estimate of the quantity and quality of the Minerals and Product to be mined and the concentrates or metal to be produced; and

(d)      such other facts as may be necessary to reasonably illustrate the results intended to be achieved by the Operating Plan.

                       Upon request of any Participant the Operator shall meet with the Participant to discuss the Operating Plan.

21.3                 Adoption of Operating Plan. The Management Committee shall adopt each Operating Plan, with such changes as it deems necessary, by September 30th in the year immediately preceding the Operating Year to which the Operating Plan relates; provided, however, that the Management Committee may approve amendments to the Operating Plan.

Article 22
DISTRIBUTION IN KIND

22.1                 Delivery In Kind. Subject to the operation of section "15.7" hereinabove, each Participant shall take delivery in kind and separately dispose of its Proportionate Share of the Minerals and Product produced from the Mine. Unless otherwise unanimously agreed by the representatives of all Parties, the terms of delivery to the Participants shall be f.o.b. transport carrier at the concentrator as Minerals and Product are produced. Any costs and expenses incurred by reason of the Participants taking in kind and making separate dispositions shall be paid by each Participant directly and not through the Operator.

22.2                 Records of Minerals and Product. The Operator shall weigh (or calculate by volume), sample and assay, all in accordance with sound mining and metallurgical practices, all Minerals and Product produced from the Mine prior to delivery of those Minerals and Product to the Participants. The Operator shall keep records of weights (or calculations, as the case may be) and sample and assay results.

22.3                 Disposal. Subject to the operation of section "15.7" hereinabove, each Participant shall be entitled to use, dispose of or otherwise deal with its Proportionate Share of Minerals and Product produced as it sees fit. From the time of delivery each Participant shall have ownership of and title to its Proportionate Share of Minerals and Product separate from, and not as tenant in common with, the other Parties.

22.4                 Storage. Each Participant shall construct, operate and maintain, all at its own costs and risk, any and all facilities which may be necessary to receive and store and dispose of its Proportionate Share of the Minerals and Product at the rate the same are produced. If a Participant has not made the necessary arrangements to take in kind and store its share of production the Operator shall, at the sole cost and risk of that Participant store, in any location where it will not interfere with Mining Operations, the production owned by that Participant. All of the costs and expenses involved in arranging and providing storage shall be billed directly to, and be the sole responsibility of, the Participant whose share of production is so stored.

22.5                 Reclamation. Upon the commencement of commercial production as a Mine under an approved Feasibility Study the Participants shall contribute in proportion to their participating Interests cash (or agreements of credit or other forms of security readily convertible to cash and in a form approved by the other Participants) to a trust or escrow fund providing for the reclamation and long-term care and monitoring of the Property as a Mine and any facilities used in connection with such commercial production. Such contributions shall be made on the basis of the Product and the units of production and shall be in amounts reasonably estimated to provide over the lifetime of the Mine funds adequate to pay for each reclamation and long-term care and monitoring. Promptly after the earlier of the termination of the Joint Operation or termination, surrender, abandonment or expiration of any right or interest in any of the mineral interests comprising the Property, however occurring, the Operator shall commence and diligently pursue to completion by best efforts any reclamation of the Property or part thereof required to remedy or mitigate the effects of the Joint Operation's activities on such Property interest in each case to the extent required by applicable law or permits and by careful and prudent exploration and mining practices.

Article 23
SUSPENSION AND TERMINATION OF OPERATIONS

23.1                 Mine Maintenance Plan. The Operator may, at any time subsequent to the Completion Date, on at least 60 calendar days' prior written notice to all Participants, recommend that the Management Committee approve that Mining Operations be suspended. The Operator's recommendation shall include a plan and budget (in this Article called the "Mine Maintenance Plan"), in reasonable detail, of the activities to be performed to maintain the Assets and Property during the period of suspension and the Costs to be incurred. The Management Committee may, at any time subsequent to the Completion Date, cause the Operator to suspend Mining Operations in accordance with the Operator's recommendation with such changes to the Mine Maintenance Plan as the Management Committee deems necessary. The Participants shall be committed to contribute their Proportionate Share of the Costs incurred in connection with the Mine Maintenance Plan. The Management Committee may cause Mining Operations to be resumed at any time.

23.2                 Mine Closure Plan. The Operator may, at any time following a period of at least 90 calendar days during which Mining Operations have been suspended upon at least 30-calendar days' notice to all Participants, recommend that the Management Committee approve the permanent termination of Mining Operations. The Operator's recommendation shall include a plan and budget (in this Article called the "Mine Closure Plan"), in reasonable detail, of the activities to be performed to close the Mine and reclaim the Property and the estimated Cost to implement the Mine Closure Plan. The Management Committee may, by approval of the representatives of all Participants, approve the Operator's recommendation with such changes to the Mine Closure Plan as the Management Committee deems necessary.

23.3                 Operator to implement Mine Closure Plan. If the Management Committee approves the Operator's recommendation as aforesaid it shall cause the Operator to:

(a)      implement the Mine Closure Plan, whereupon the Participants shall be committed to pay, in proportion to their respective Interests, the Costs required to implement that Mine Closure Plan;

(b)      remove, sell and dispose of such Assets as may reasonably be removed and disposed of profitably and such other Assets as the Operator may be required to remove pursuant to applicable environmental and mining laws; and

(c)      sell, abandon or otherwise dispose of the Property.

                       The disposal price for the Assets and the Property shall be the best price obtainable, and the net revenues, if any, from the removal and sale shall be credited to the Participants in proportion to their respective Interests.

23.4                 Maintain Mining Operations. If the Management Committee does not approve the Operator's recommendation contemplated in section "23.2" herein the Operator shall maintain Mining Operations in accordance with the Mine Maintenance Plan as approved pursuant to section "23.1" herein.

Article 24
PAYMENT OF COSTS

24.1                 Invoice for Payments. The Operator shall invoice each Participant,

(a)      monthly, for its Proportionate Share of Costs incurred by the Operator; and

(b)      reasonably in advance of requirements, but not more than 30 calendar days in advance, for an advance of that Participant's Proportionate Share of Costs.

                       Each invoice shall be signed by some responsible official of the Operator. Each Participant shall pay to the Operator the amount invoiced within 30 calendar days of receipt of the invoice. If a Participant wishes to protest the correctness of an invoice it shall nevertheless make the payment but must at the time of making payment give notice of its protest. All such amounts received by the Operator shall be held in a separate interest bearing trust account pending expenditure on behalf of the Joint Operation.

24.2                 Failure to make invoiced payments and dilution. If any Participant (in this section called the "Defaulting Participant") fails to pay the amount invoiced with respect to its Proportionate Share of Costs within the 30 calendar day period referred to in section "24.1" herein, the Operator shall give notice of that failure to the non-Defaulting Participant. If a Defaulting Participant elects not to or is deemed not to contribute to its Proportionate Share of Costs at the end of the 30-day period it shall have a 30 calendar day grace period to commit to its Proportionate Share of Costs following the end of the 30-day period after which re-entry to provide its Proportionate Share of Costs will be at the other Parties' sole and absolute discretion. After such grace period the non-Defaulting Participant may elect, by notice to the Operator, to advance the amount of the defaulted payment on behalf of the Defaulting Participant, whereupon the Defaulting Party will be diluted according to either of sections "15.6" or "17.4" hereinabove and as applicable.

Article 25
AGREEMENT TERMINATION AND SURRENDER

25.1                 Termination. Except as contemplated in section "25.2" hereinbelow, this Agreement shall terminate:

(a)      by agreement of all Parties having an Interest;

(b)      if the Option is not exercised by the Optionor in accordance with the operation of Articles "3" and "4" hereinabove;

(c)      if one Party acquires a one hundred percent (100%) Interest in accordance with the operation of Article "18" hereinabove;

(d)      in the events described in Article "23" or section "25.2" herein upon all Parties but one withdrawing; or

(e)      in accordance with the operation of Article "31" hereinbelow.

25.2                 Withdrawal. Any Party may, at any time upon notice, withdraw from this Agreement by surrendering all or any portion of its Interest to the other Parties in accordance with this section. A Party that wishes to withdraw (in this section called the "Withdrawing Party") shall give notice of surrender to the other Parties, which notice of surrender shall:

(a)      indicate a date for surrender not less than 90 calendar days after the date on which the notice is given;

(b)      contain an undertaking that the Withdrawing Party will:

(i)      satisfy its Proportionate Share, based on its then Interest, for all amounts chargeable to it in respect of Mining Operations performed prior to the date of surrender; and

(ii)     pay its Proportionate Share, based on the Interest which it surrendered, of the Costs of rehabilitating the Mine site and of reclamation as at the date of surrender; and

(c)      include with it a release in writing, in form acceptable to counsel for the Operator, releasing the other Parties from all claims and demands hereunder, except for those which arose or accrued or were accruing due on or before the date of surrender.

                       A Party to whom a notice of surrender has been given as contemplated in this section may elect, by notice within 90 calendar days to the Withdrawing Party, to accept the surrender or to join in the surrender. If all of the Parties join in the surrender the Joint Operation shall be terminated in accordance with Article "23" hereinabove, the Party which was the Operator being obligated to continue as Operator to effect the termination and the other Parties being obligated to fund their respective Proportionate Shares of the Costs incurred. Upon the surrender of its entire Interest as contemplated in this section the Withdrawing Party shall be relieved of all obligations or liabilities hereunder except for those contemplated in paragraphs "25.2(b)" to "25.2(c)" hereinabove and any environmental or other liabilities of the Joint Operation up to the date of the Withdrawing Party's withdrawal.

25.3                 Inspection. The Operator shall, if requested in writing by a Participant within 60 calendar days after termination, make available for inspection and copying by that Participant all factual geological, geochemical, geophysical and engineering data (not including interpretive data) and maps and available drill core, and the books and records pertaining to the Property which the Operator has obtained from Mining Operations and which are then in the Operator's possession or control. The Operator shall not be required to make any representation or warranty as to the accuracy or completeness of the data, maps, drill core, books and records and shall not be liable on account of the use of the data, maps, drill core, books and records by that Participant or any other person.

Article 26
ASSIGNMENT, RIGHT OF FIRST REFUSAL AND THIRD PARTY OPTION

26.1                 Assignment. Save and except as provided for in sections "15.7" and "19.3" hereinabove and in this Article, no Party may sell, assign, pledge, mortgage or otherwise encumber all or any part of its Interest herein without the prior written consent of the other Party (or Parties as the case may be); provided, however, that any Party may at anytime, and in its sole discretion and without the prior approval of the other Party (or Parties as the case may be), assign and transfer any Interest herein to any wholly owned subsidiary, subject at all times to the requirement that any such subsidiary remain wholly owned by the Party hereto failing which any such Interest must be immediately transferred back to such Party hereto; and provided further that any transfer of all or any part of a Party's Interest herein to its wholly owned subsidiary shall be accompanied by the written agreement of any such subsidiary to assume the obligations of such Party hereunder and to be bound by the terms and conditions hereof.

26.2                 Right of first refusal. Each Party (hereinafter called the "Disposing Party") hereby grants to the other Party a right of first refusal to acquire all of the Interest the Disposing Party desires to option pursuant to section "26.8" or otherwise dispose of (hereinafter called, collectively, the "Holding").

26.3                 Bona Fide and equivalent offer. If a Disposing Party receives a bona fide offer to purchase from, or where a sale is solicited by the Disposing Party, then upon settling the proposed terms thereof with a third party for the purchase or sale of the Holding, the Disposing Party shall forthwith offer to sell the Holding to the other Party. The offer to sell to the non-Disposing Party (or Parties as the case may be) shall be on the same terms and conditions and of equivalent dollar value as those contained in the offer to the third party; provided, however, that should the Parties fail to agree upon a determination of the equivalent dollar value for any such offer, such equivalent dollar value shall be determined finally by arbitration under the provisions of Article "30" hereinbelow.

26.4                 Election. The non-Disposing Party shall be entitled to elect, by notice to the Disposing Party within 30 calendar days from the date of receipt of the offer to sell, to acquire the Holding, on the same terms and conditions as those set forth in the offer to the third party.

26.5                 Not exercised. If the non-Disposing Party does not exercise its right to acquire the Disposing Party's Holding as aforesaid, the Disposing Party may, for a period of 60 calendar days following the last date upon which the other Party could have made the election pursuant to section "26.4" hereinabove, dispose of its Holding, but only on the same terms and conditions as set forth in that offer.

26.6                 Assumption of obligations. Subject to the provisions of section "26.8" with respect to any Third Party Option, any transfer of all or any part of a Disposing Party's Interest herein shall be accompanied by the written agreement of any such transferee to assume the obligations of such Disposing Party hereunder and to be bound by the terms and conditions hereof.

26.7                 Change of Operator upon assignment or encumbrance. In the event that the Optionee either sells, assigns, pledges, mortgages or otherwise encumbers any of its Interest herein and the Optionor does not exercise its prior right of first refusal as provided for in this Article, the Optionor shall, unless otherwise agreed to between the Parties hereto, become the Operator of the Property.

26.8                 Third Party Option. Either Party hereto may, with the consent of the other Party, grant an option (the "Third Party Option") to a third party to acquire an interest in and to some or all of its Interest in the Property. Any such Third Party Option shall be subject to the following conditions:

(a)      the amount of cumulative Expenditures which the Optionee shall be required to expend in accordance with paragraph "3.2(d)" hereinabove will be reduced, dollar for dollar, proportionately for each remaining exploration and development expenditure required to be made by the Optionee, by the amount of the third party optionee's expenditure commitment;

(b)      the Parties will retain a 50:50 proportional interest in the remaining interests of the Property not being acquired by the third party;

(c)      so long as the Third Party Option remains in good standing, the Optionee's Expenditure commitments pursuant to paragraph "3.2(d)" hereinabove will be reduced pro rata to the ratio of the Third Party Option interest work commitments to the whole of the Option work commitments;

(d)      if the Third Party Option is not exercised and the portion of the Property subject to the Third Party Option necessarily reverts to the Optionor, that portion of the Property shall become subject again to the terms of the Option and the Optionee's Expenditure commitments pursuant to paragraph "3.2(d)" hereinabove will be readjusted up by the difference by the amount proposed to be expended by the third party pursuant to the Third Party Option and the amount actually expended by the third party prior to the termination of the Third Party Option;

(e)      if the Third Party Option is exercised prior to the Optionee exercising its Option hereunder, then the Optionee will only earn its Proportionate Share of Interest in that portion of the Property covered by the Third Party Option when it has exercised its Option, and such proportionate interest will be held in trust for the Parties pending the exercise or termination of the Option; and

(f)      the terms of any Third Party Option will be formalized in an option agreement among the third party and the Parties hereto.

Article 27
PARTITION

27.1                 Partition. No Party owning a partitionable interest in the Property, shall, during the term of this Agreement, exercise any right to apply for any partition of the Property or for sale thereof in lieu of partition.

Article 28
FORCE MAJEURE

28.1                 Events. If either Party hereto is at any time during the Option or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

28.2                 Notice. A Party shall within seven calendar days give notice to the other Party of each event of force majeure under section "28.1" hereinabove, and upon cessation of such event shall furnish the other Party with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

Article 29
CONFIDENTIAL INFORMATION

29.1                 Confidential Information. Each Party hereto acknowledges that any and all information which a Party may obtain from, or have disclosed to it, about the other Parties constitutes valuable trade secrets and proprietary confidential information of the other Parties (collectively, the "Confidential Information"). No such Confidential Information shall be published by any Party without the prior written consent of the other Parties hereto, however, such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporation laws. Furthermore, each Party hereto undertakes not to disclose the Confidential Information to any third party without the prior written approval of the other Parties and to ensure that any third party to which the Confidential Information is disclosed shall execute an agreement and undertaking on the same terms as contained herein.

29.2                 Publicity. The Parties hereto acknowledge that no Party shall make any press release or public announcement concerning the existence of this Agreement or the transactions contemplated hereby without the prior written consent of the other Parties hereto; provided, however, that no Party shall be prohibited hereby, after consultation with the other Parties (which consultation shall not be required if it is impracticable or inappropriate) from making such disclosures as are required by law or by the applicable regulations of any securities exchange or pursuant to applicable securities or corporation laws. In the event that existence of this Agreement or the transactions contemplated hereby are or are about to be disclosed to the public by any third person, the Parties agree to co-operate in good faith to prepare a joint press release mutually agreeable in form and substance.

29.3                 Impact of breach of confidentiality. The Parties hereto acknowledge that the Confidential Information is important to the respective businesses of each of the Parties and that, in the event of disclosure of the Confidential Information, except as authorized hereunder, the damage to each of the Parties hereto, or to either of them, may be irreparable. For the purposes of the foregoing sections the Parties recognize and hereby agree that a breach by any of the Parties of any of the covenants therein contained would result in irreparable harm and significant damage to each of the other Parties that would not be adequately compensated for by monetary award. Accordingly, the Parties agree that in the event of any such breach, in addition to being entitled as a matter of right to apply to a Court of competent equitable jurisdiction for relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions hereof, any such Party will also be liable to the other Parties, as liquidated damages, for an amount equal to the amount received and earned by such Party as a result of and with respect to any such breach. The Parties also acknowledge and agree that if any of the aforesaid restrictions, activities, obligations or periods are considered by a Court of competent jurisdiction as being unreasonable, the Parties agree that said Court shall have authority to limit such restrictions, activities or periods as the Court deems proper in the circumstances. In addition, the Parties further acknowledge and agree that all restrictions or obligations in this Agreement are necessary and fundamental to the protection of the respective businesses of each of the Parties and are reasonable and valid, and all defenses to the strict enforcement thereof by either of the Parties are hereby waived by the other Parties.

29.4                 Compliance with applicable laws. The Parties will comply with all Canadian, U.S. and foreign laws, whether federal, provincial or state, applicable to their respective duties hereunder and, in addition, hereby represent and warrant that any information which they may provide to any person or company hereunder will, to the best of their respective knowledge, information and belief, be accurate and complete in all material respects and not misleading, and will not omit to state any fact or information which would be material to such person or company.

Article 30
ARBITRATION

30.1                 Matters for arbitration. The Parties agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof.

30.2                 Notice. It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof that any Party intending to refer any matter to arbitration shall have given not less than 10 calendar days' prior written notice of its intention to do so to the other Party together with particulars of the matter in dispute. On the expiration of such ten days the Party who gave such notice may proceed to refer the dispute to arbitration as provided in section "30.3" hereinbelow.

30.3                 Appointments. The Party desiring arbitration shall appoint one arbitrator, and shall notify the other Party of such appointment, and the other Party shall, within 15 calendar days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within 15 calendar days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator to act with them and be chairman of the arbitration herein provided for. If the other Party shall fail to appoint an arbitrator within 15 calendar days after receiving notice of the appointment of the first arbitrator, and if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed under the provisions of the Arbitration Act. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Arbitration Act. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Vancouver, British Columbia, for the purpose of hearing the evidence and representations of the Parties, and he shall preside over the arbitration and determine all questions of procedure not provided for under such Arbitration Act or this section. After hearing any evidence and representations that the Parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties. The expense of the arbitration shall be paid as specified in the award.

30.4                 Award. The Parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

Article 31
DEFAULT AND TERMINATION

31.1                 Default. Save and except for the determination of whether the Option has been duly exercised or terminated which shall be determined solely in accordance with Articles "3" and "4" hereinabove, at any time either before or after the exercise of the Option by the Optionee the Parties hereto agree that if either of the Optionee or the Optionor is in default with respect to any other provisions of this Agreement (herein called the "Defaulting Party"), the non-defaulting Party or Parties (herein called the "Non-Defaulting Party") shall give notice to the Defaulting Party designating such default, and within 30 calendar days after its receipt of such notice, the Defaulting Party shall either:

(a)      cure such default, or commence proceedings to cure such default and prosecute the same to completion without undue delay; or

(b)      give the Non-Defaulting Party notice that it denies that such default has occurred and that it is submitting the question to arbitration as herein provided.

31.2                 Arbitration. If arbitration is sought a Party shall not be deemed in default until the matter shall have been determined finally by appropriate arbitration under the provisions of Article "30" hereinabove.

31.3                 Curing the default. If:

(a)      the default is not so cured or the Defaulting Party does not commence or diligently proceed to cure the default;

(b)      arbitration is not so sought; or

(c)      the Defaulting Party is found in arbitration proceedings to be in default, and fails to cure it within 30 calendar days after the rendering of the arbitration award, or such other period as the arbitrator determines is necessary or reasonable to cure such default;

the Non-Defaulting Party may, by written notice given to the Defaulting Party at any time while the default continues, terminate the interest of the Defaulting Party in and to this Agreement; provided, however, that the Defaulting Party shall, upon such termination, provide the Non-Defaulting Party with copies of all maps, plans, reports and documents in the Defaulting Party's possession with respect to the Property.

Article 32
NOTICE

32.1                 Notice. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a Post Office addressed to the Party or Parties entitled to receive the same, or delivered to such Party, at the address for such Party or Parties specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.

32.2                 Change of address. Either Party may at any time and from time to time notify the other Party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

Article 33
GENERAL PROVISIONS

33.1                 Entire agreement. This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement and including, without limitation, the terms and conditions of the Underlying Agreement.

33.2                 Enurement. This Agreement will enure to the benefit of and will be binding upon the Parties, their respective heirs, executors, administrators and assigns.

33.3                 Time of the essence. Time will be of the essence of this Agreement.

33.4                 Representation and costs. It is hereby acknowledged by each of the Parties hereto that, as between the Parties herein, Lang Michener LLP acts solely for the Optionor, and that the Optionee has been advised by each of Lang Michener LLP and the Optionor to obtain independent legal advice with respect to the Optionor's review and execution of this Agreement. In addition, it is hereby further acknowledged and agreed by the Parties hereto that each Party to this Agreement will bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily incidental thereto, by Lang Michener LLP shall be equally shared by the Optionor and the Optionee.

33.5                 Applicable law. The situs of this Agreement is Vancouver, British Columbia, Canada, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the Province of British Columbia, Canada, however, the Parties hereto expressly acknowledge and agree to forthwith execute any and all documentation which may be necessary in order to ensure both the enforceability of this Agreement and the valid registration thereof as against the Property under the laws prevailing in the States of Arizona and New Mexico and, in addition, and without limiting the generality of the foregoing, to attorn, if required, to Courts of competent jurisdiction in the Province of British Columbia, Canada, in order to either administer or interpret this Agreement in accordance with the laws prevailing in the Province of British Columbia, Canada.

33.6                 Currency. Unless otherwise stipulated, all payments required to be made pursuant to the provisions of this Agreement and all money amount references contained herein are in lawful currency of the United States.

33.7                 Severability and construction. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any Court, agency or tribunal with valid jurisdiction in a proceeding to which either of the Parties may be a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and agreement as of the date upon which the ruling becomes final).

33.8                 Counterparts. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, will be deemed to bear the execution date as set forth on the front page of this Agreement.

33.9                 Consents and waivers. No consent or waiver expressed or implied by either Party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall:

(a)      be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

(b)      be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

(c)      constitute a general waiver under this Agreement; or

(d)      eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

33.10               Agreement subject to approval of TSX Venture Exchange. The Parties to this Agreement hereby acknowledge and agree that this Agreement is subject to the prior approval of the TSX-V within 30 calendar days from the Execution Date of this Agreement; failing which this Agreement will immediately terminate and be of no further force and effect. The Parties hereto agree to cooperate with each other to facilitate receiving such approval from the TSX-V in a reasonable and timely manner.

                       IN WITNESS WHEREOF the Parties hereto have hereunto set their respective hands and seals in the presence of their duly authorized signatories effective as of the Execution Date first above written.

The COMMON SEAL of URANIUM ENERGY CORP., the Optionor herein, was hereunto affixed in the presence of: /s/ "Pat Obara", CFO ___________________________________ Authorized Signatory	) ) ) ) ) ) ) )	(C/S)
The COMMON SEAL of STRATEGIC RESOURCES INC., the Optionee herein, was hereunto affixed in the presence of: /s/ "Malcolm Bucholtz", CEO ___________________________________ Authorized Signatory	) ) ) ) ) ) ) )	(C/S)

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Schedule A

                       This is Schedule "A" to that certain Mineral Property Option and Joint Venture Agreement, dated for reference as at the 8th day of June, 2009, respecting Uranium Energy Corp. and Strategic Resources Inc.

Property description

Property concession title certificates and claims map are attached hereto.

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End of Schedule A

4
3
2
1
6
5
9
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8
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17
Creek
Coyote Spring
Coyote
9N 30E
9N 31E
21
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24
19
20
28
27
26
25
30
29
33
34
35
36
31
32

Legend

- Township & Range
- Section Lines
- Coyote Ranch

Coyote Ranch Project
Apache County, Az
T9N R30E Sec 14 & 24

Coyote Hills &
Nelson Reservoir NE
Topo Quads

UEC
Uranium Energy Corp

N

0 0.5 1 Miles

8
9
10
11
12
7
8
17
16
15
14
13
18
17
20
21
22
23
24
19
20
T03N R16W
T03N R15W
29
28
27
26
25
30
32
33
34
35
36
31
T02N R15W
5
4
3
2
1
6
T02N R16W
8
9
10
11
12
7
17
16
15
14
13
18

Legend

- Red Basin Project
- Township & Range
- Sections

Red Basin Project
Catron County, NM
T3N R16W
Sec's 22, 23, 26, 27 & 34
Tejana Mesa &
Marian Springs
Topo Quads

UEC
Uranium Energy Corp

0 0.5 1 Miles
N

Appendix I

                       This is Appendix "I" to that certain Mineral Property Option and Joint Venture Agreement, dated for reference as at the 8th day of June, 2009, respecting Uranium Energy Corp. and Strategic Resources Inc.

Gross Overriding Royalty

Defined: Section "1.1" of the Agreement
Reference: Sections "5.2", "17.4" and "18.2" of the Agreement

  Pursuant to the terms of the attached Mineral Property Option and Joint Venture Agreement (the "Agreement"), as entered into between Uranium Energy Corp. and Strategic Resources Inc. (the Optionor and the Optionee under the Agreement being hereinafter referred to as a "Royalty Holder" where the context would apply under the Agreement), the Royalty Holder may be entitled to a gross overriding royalty (the "Gross Overriding Royalty" and referred to in this Appendix as the "Royalty") from the Property (or Additional Property in some instances) based on Gross Revenues derived from the Property. "Gross Revenue" for any period shall mean the gross proceeds in that period from the sale of ores or concentrates produced from the Property less all rebates or other allowances made or given in connection with such sale. Unless the context otherwise provides, all other capitalized terms appearing hereinbelow have the same defined meaning as set forth in the Agreement).

  In this regard, and in accordance with the terms of the Agreement, the Royalty shall be calculated and payable to the Royalty Holder as follows:

(a)      the Operator shall give notice to the Royalty Holder of the date on which Product is first mined or taken from any of the mineral interests comprising the Property Interests;

(b)      the amount of Royalty payable to the Royalty Holder shall be calculated by the Operator each quarter and at the end of such quarter and shall be paid to the Royalty Holder on or before the last day of the next following quarter. Any adjustments in the payment of Royalty hereunder arising out of an audit referred to in paragraph "(h)" hereinbelow shall be made and paid at that time;

(c)      for the purposes of calculating the amount of Royalty payable to the Royalty Holder hereunder only, if, after the date that Product is first mined or extracted from any of the mineral interests comprising the Property Interests, the Operator sells any Product to one of its subsidiaries or affiliates, and if the sale price of such Product is not negotiated on an arm's length basis, the Operator shall, for the purposes of calculating the Royalty only, and notwithstanding the actual amount of such sale price, add to the proceeds from the sale of such Product an amount which would be sufficient to make such sale price represent a reasonable sale price for such Product as if negotiated at pertinent circumstances (including, without limitation, then current market conditions relating to Product, concentrates or other materials or products similar to such Product);

(d)      the Operator shall by notice inform the Royalty Holder of the quantum of such reasonable sale price and if the Royalty Holder does not object thereto within 30 calendar days after receipt of such notice, said quantum shall be final and binding for the purposes of this paragraph;

(e)      on or before the last day of each quarter of each year after Product is first mined or extracted from any of the mineral interests comprising the Property Interests the Operator shall deliver to the Royalty Holder a statement indicating, in reasonable detail, as of the last day of the immediately preceding quarter, the calculation of the Royalty and the aggregate Royalty payable for such quarter;

(f)      the Operator may remove reasonable quantities of rock from the Property for the purpose of bulk sampling and of testing, and there shall be no Royalty payable to the Royalty Holder with respect thereto unless Product is derived therefrom;

(g)      the Operator agrees to maintain for each operation on any of the mineral interests comprising the Property Interests up-to-date and complete records relating to the production and sale of Product including, without limitation, accounts, records, statements and returns relating to the treatment and smelting arrangements of the Product, and the Royalty Holder or its agents shall have the right at all reasonable times, including for a period of 12 months following the expiration or termination of the Agreement, to inspect such records, statements and returns and make copies thereof at its own expense for the purpose of verifying the amount of Royalty payments to be made by the Operator to the Royalty Holder pursuant hereto. The Royalty Holder shall have the right at its own expense to have such accounts audited by independent auditors once each year, and if the Royalty Holder's audit reveals a shortfall of any nature whatsoever, the cost of such audit shall be borne by the Operator;

(h)      the Operator shall have an audited statement prepared by its auditors for each year with respect to the Royalty payable to the Royalty Holder hereunder, by the 31st day of March in the following year, and the Operator shall forthwith deliver a copy of such statement to the Royalty Holder; and

(i)      all Royalty payments shall be considered final and in full satisfaction of all obligations of the Operator making the same in respect thereof if such payments or the calculations in respect thereof are not disputed by the Royalty Holder within 60 calendar days after receipt by the Royalty Holder of the audited statement referred to in paragraph "(h)" hereinabove. Any disputes under this paragraph shall be decided by arbitration as provided for in Article "30" of the Agreement.

End of Appendix I and end of the Agreement

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